                                                                                Exhibit 4.8

                                 STOCK PURCHASE AGREEMENT
                                dated as of February 14, 2002
                                         by and among
                                    Station Casinos, Inc.,
                                     Station Online, Inc.
                               Sun International Hotels Limited

                                             and

                                      SunOnline Limited

                                             with

                        respect to certain shares of capital stock of

                                      SunOnline Limited

                                      TABLE OF CONTENTS

                                                                                      Page No.
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        This STOCK PURCHASE AGREEMENT dated as of February 14, 2002 (the   "Effective Date"),
                                                                            --------------
is made and entered into by and among Station Casinos, Inc., a Nevada corporation ("SCI"),
                                                                                    ---
Station Online, Inc., a Nevada corporation and a wholly-owned subsidiary of SCI
("Purchaser"), SunOnline Limited, an international business company organized under the laws of the Commonwealth of the Bahamas (the "Company"), and Sun International Hotels Limited, an
                                         -------
international business company organized under the laws of the Commonwealth of the Bahamas
("Seller").  Capitalized terms not otherwise defined herein have the meanings set forth in
--------
Section 11.01.
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        WHEREAS, the Company is a wholly-owned subsidiary of Seller; and

        WHEREAS, Seller desires to sell and Purchaser desires to purchase (and SCI desires to cause Purchaser to purchase) 2,500,000 shares of the common stock of the Company (the
                                                                                  ---
"Shares"), representing a fifty percent (50%) ownership interest in the Company, on the terms
-------
and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                          Article I
                                  SALE OF SHARES AND CLOSING

        1.01    Purchase and Sale.  Seller agrees to sell to Purchaser, and Purchaser agrees to
                -----------------
purchase from Seller, all of the right, title and interest of Seller in and to the Shares free and clear of all Liens at the Closing on the terms and subject to the conditions set forth in this Agreement.

        1.02    Purchase Price.  Subject to adjustment as provided in Section 1.03, the aggregate
                --------------                                        ------------
purchase price for the Shares shall be an amount equal to:  (a) US$ 3,554,520, which represents fifty percent (50%) of the equity capital contributed by Seller to the Company as of the date of the Company Balance Sheet, plus (b) US$1,448,500, which represents an amount equal to fifty percent (50%) of the IOM Deposit, plus (c) fifty percent (50%) of any additional equity capital contributed by Seller to the Company between the date of the
Company Balance Sheet and the Closing Date (the "Additional Paid-In Capital") (collectively,
                                                 --------------------------
the "Purchase Price").
     --------------

        1.03    Post-Closing Adjustment.
                -----------------------
                (a) As promptly as practicable after the Closing Date, but in no event more than sixty (60) days after the Closing Date, Seller will prepare and deliver to Purchaser a statement (the "Statement") reflecting the actual amount in U. S. Dollars of Additional
                ---------
Paid-In Capital (the "Actual Additional Paid-In Capital"). The Statement shall be accompanied
                      ---------------------------------
by a certificate of the Chief Financial Officer of Seller to the effect that the Statement and the documents related thereto present fairly and accurately the amount of capital contributed by Seller to the Company between the date of the Company Balance Sheet and the
Closing Date.

                (b) Purchaser and a firm of independent public accountants designated by
Purchaser (the "Purchaser's Accountant") will be entitled to reasonable access during normal
                ----------------------
business hours to the relevant records, personnel and working papers of Seller to aid in their review of the Statement. The Statement shall be deemed to be accepted by Purchaser and shall be conclusive for the purposes of the adjustment described in Section 1.03(c) hereof
                                                                    ---------------
except to the extent, if any, that Purchaser or Purchaser's Accountant shall have delivered, within thirty (30) days after receiving the Statement, a written notice to Seller setting forth objections thereto, specifying in reasonable detail any such objection (it being understood that any amounts not disputed as provided herein shall be paid promptly). If a change proposed by Purchaser is disputed by Seller, then Purchaser and Seller shall negotiate in good faith to resolve such dispute. If, after a period of thirty (30) days following the date on which Purchaser gave Seller notice of any such proposed change, any such proposed change still remains disputed, then Purchaser and Seller hereby agree that the accounting firm of PriceWaterhouseCoopers (the "Accounting Firm") shall resolve any remaining disputes.
The Accounting Firm shall act as an arbitrator to make a determination with respect to the issues that are disputed by the parties, based on presentations by Purchaser and Seller, and by independent review of the Accounting Firm if deemed necessary in the sole discretion of the Accounting Firm, which determination shall be limited to only those issues still in dispute. The decision of the Accounting Firm shall be final and binding and shall be in accordance with the provisions of this Section 1.03(b). The fees and expenses of the
                                       ---------------
Accounting Firm, if any, shall be paid equally by Purchaser and Seller.

                (c) If the Actual Additional Paid-In Capital is greater than the Estimated
Additional Paid-In Capital, Purchaser shall, and if the Actual Additional Paid-In Capital is less than the Estimated Additional Paid-In Capital, Seller shall, within ten (10) Business
Days after the Statement becomes final and binding on the parties pursuant to clause (b)
above, make payment by wire transfer of immediately available funds of an amount equal to fifty percent (50%) of such difference to such account as Purchaser or Seller, as appropriate, may reasonably direct by written notice to the other party.

        1.04    Closing.  The Closing will take place at a location mutually agreeable to the parties
                -------
on a date (the "Closing Date") as soon as practicable, but no later than the fifth Business
                ------------
Day after satisfaction (or waiver by the applicable party) of the conditions set forth in
Articles VI and VII, and in any event prior to September 1, 2002 (the "Outside Date").  At
-----------     ---                                                    ------------
the Closing, Purchaser will pay (a) $5,003,020 of the Purchase Price, plus (b) fifty percent
(50%) of an estimate, proposed by Seller (and reasonably satisfactory to Purchaser) and delivered to Purchaser at least five (5) Business Days prior to the Closing Date, of the
Additional Paid-In Capital (the "Estimated Additional Paid-In Capital"), by wire transfer of
                                 ------------------------------------
immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least two (2) Business Days before the Closing
Date.  Simultaneously, Seller will assign and transfer to Purchaser all of Seller's right, title and interest in and to the Shares by delivering to Purchaser certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached.  At the Closing, there shall also be delivered to Seller and Purchaser the opinion, certificates and other Contracts, documents and instruments to be delivered under
Articles VI and VII.
-----------     ---

        1.05    Further Assurances; Post-Closing Cooperation.
                --------------------------------------------
                (a) From time to time, at the request and expense of the requesting party, whether prior to, at or after the Closing, each party agrees to and shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as the requesting party may reasonably request under this Agreement and the other Definitive Agreements.

                (b) Following the Closing, each party will afford the other parties and their respective counsel and accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the other
Definitive Agreements or (v) in connection with any actual or threatened Action or
Proceeding. Further, each party agrees for a period extending six (6) years after the Closing
Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other parties and such other parties shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of another party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

                                         Article II
                   REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

        Seller and the Company, jointly and severally, hereby represent and warrant to SCI and Purchaser as follows:
        2.01    Organization of Seller.  Seller is an international business company duly organized,
                ----------------------
validly existing and in good standing under the Laws of the Commonwealth of the Bahamas.
Seller has full power and authority to execute and deliver this Agreement and the other
Definitive Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation, to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

        2.02    Organization of the Company.  The Company is an international business company duly
                ---------------------------
organized, validly existing and in good standing under the Laws of the Commonwealth of the
Bahamas, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.  The Company has no subsidiaries other than those listed in Section 2.02 of the Disclosure Schedule.  The
                                           ---------------------------------------
names of each director and officer of the Company and its subsidiaries on the date hereof are listed in Section 2.02 of the Disclosure Schedule.  Seller has prior to the execution of
              ---------------------------------------
this Agreement delivered to Purchaser true and complete copies of the certificate of incorporation and articles of association (or other comparable charter documents) of the
Company and each of its subsidiaries as in effect on the date hereof.

        2.03    Authority.  The execution and delivery by Seller and the Company of this Agreement
                ---------
and the other Definitive Agreements to which each is a party, and the performance by Seller and the company of their respective obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller or the Company, as applicable, no other action on the part of Seller, the Company or their respective stockholders being necessary.  This Agreement has been duly and validly executed and delivered by Seller and the Company and constitutes, and upon the execution and delivery by Seller or the Company, as applicable, of the other Definitive Agreements to which it is a party, such other
Definitive Agreements will constitute legal, valid and binding obligations of Seller and the
Company enforceable against Seller and the Company in accordance with their terms.

        2.04    Capital Stock.  The authorized capital stock of the Company consists solely of
                -------------
10,000,000 shares of common stock, par value of US$0.001 per share (the "Common Stock"), of
                                                                         ------------
which 5,000,000 shares are issued and outstanding and owed of record and beneficially by
Seller.  The authorized capital stock of each subsidiary of the Company is listed on Section
                                                                                     --------
2.04 of the Disclosure Schedule.  There are no outstanding shares of capital stock of (a)
-------------------------------
the Company other than the Common Stock or (b) any subsidiary of the Company other than as listed on Section 2.04 of the Disclosure Schedule.  The Common Stock and the capital stock
          ---------------------------------------
of each subsidiary of the Company is duly authorized, validly issued, outstanding, fully paid and nonassessable.  Except as set forth in Section 2.04 of the Disclosure Schedule,
                                                ---------------------------------------
Seller owns the Shares, beneficially and of record, free and clear of all Liens and the
Company owns all of the issued and outstanding shares of capital stock of each subsidiary of the Company, beneficially and of record, free and clear of all Liens.  Except for this
Agreement and as disclosed in Section 2.04 of the Disclosure Schedule, there are no
                              ---------------------------------------
outstanding Options with respect to the Company or any subsidiary of the Company.  The delivery of certificates at the Closing representing the Shares in the manner provided in
Section 1.04 will transfer to Purchaser good and valid title to the Shares, free and clear
------------
of all Liens.

        2.05    No Conflicts.  The execution and delivery by Seller and the Company of this Agreement
                ------------
does not, and the execution and delivery by Seller and the Company of the other Definitive
Agreements to which it is a party, the performance by Seller and the Company of their respective obligations under this Agreement and such other Definitive Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or articles of association (or other comparable corporate charter documents) of Seller, the Company or any subsidiary of the
Company;

                (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.06 of the Disclosure Schedule, conflict with or
                                ---------------------------------------
result in a violation or breach of any term or provision of any Law or Order applicable to
Seller, the Company, any subsidiary of the Company or any of their respective Assets and
Properties except as could not be reasonably expected to have a Company Material Adverse
Effect; or

                (c) except as disclosed in Section 2.05 of the Disclosure Schedule, (i) conflict with or
                                           ---------------------------------------
result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) except as disclosed in Section 2.06 of the Disclosure
                                                       -------------------------------
Schedule, require Seller, the Company or any subsidiary of the Company to obtain any
--------
consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon
Seller, the Company, any subsidiary of the Company or any of their respective Assets and
Properties under, any Contract or License to which Seller, the Company or any subsidiary of the Company is a party or by which any of their respective Assets and Properties are bound, that in any such case could be reasonably expected to have a Company Material Adverse Effect.

        2.06    Governmental Approvals and Filings.  Except as disclosed in Section 2.06 of the
                ----------------------------------                          --------------------
Disclosure Schedule, no consent, approval or action of, filing with or notice to any
-------------------
Governmental or Regulatory Authority on the part of Seller, the Company or any subsidiary of the Company is required in connection with the execution, delivery and performance of this
Agreement or any of the other Definitive Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

        2.07    Books and Records.  The minute books and other similar records of the Company and its
                -----------------
subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the Board of Directors and committees of the Board of Directors of the Company and its subsidiaries.  The stock transfer ledgers and other similar records of the Company and its subsidiaries as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the
Company and its subsidiaries.  Except as set forth in Section 2.07 of the Disclosure
                                                      -------------------------------
Schedule, none of the Company or its subsidiaries has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the control of the Company.

        2.08    Financial Statements.  Prior to the execution of this Agreement, Seller has delivered
                --------------------
to Purchaser true and complete copies of the Company Balance Sheet and will provide, upon its availability, a true and correct copy of the report on such audited information by
Arthur Andersen LLP.  Except as set forth in the notes thereto and as disclosed in Section
                                                                                   --------
2.08 of the Disclosure Schedule, the Company Balance Sheet (i) was prepared in accordance
-------------------------------
with GAAP, (ii) fairly presents the financial condition and consolidated results of operations of the Company and its subsidiaries as of the date thereof and for the period covered thereby, and (iii) was compiled from Books and Records regularly maintained by management of the Company and its subsidiaries and used to prepare the financial statements of the Company in accordance with the principles stated therein.  The Company and its subsidiaries have maintained the Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

        2.09    Absence of Changes.  Except for the execution and delivery of this Agreement and the
                ------------------
transactions to take place pursuant hereto on or prior to the Closing Date, since the date of the Company Balance Sheet there has not been any event, development or condition which, individually or together with other such events, developments or conditions, has had or could reasonably be expected to have a Company Material Adverse Effect.  Without limiting the foregoing, except as disclosed in Section 2.09 of the Disclosure Schedule, there has not
                                      ---------------------------------------
occurred between the date of the Company Balance Sheet and the Effective Date:

                (a) any declaration, setting aside or payment of any dividend or distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of or any Option with respect to the Company;

                (b) any authorization, issuance, sale or other disposition by the Company or its subsidiaries of any shares of capital stock of or Option with respect to the Company or its subsidiaries, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or its subsidiaries;

                (c) any (A) amendment of the certificate of incorporation or articles of association (or other comparable corporate charter documents) of the Company or any subsidiary of the
Company, (B) recapitalization, reorganization, liquidation or dissolution of the Company or any subsidiary of the Company or (C) merger or other business combination involving the
Company or any subsidiary of the Company and any other Person;

                (d) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.17 other than in the ordinary
                                                 ------------
course of business; or (B) any material License held by the Company or any subsidiary of the
Company;

        2.10    No Undisclosed Liabilities.  Except as disclosed in Section 2.10 of the Disclosure
                --------------------------                          -------------------------------
Schedule, there are no Liabilities against, relating to or affecting the Company or any
--------
subsidiary of the Company or any of their respective Assets and Properties required to be included on the consolidated balance sheet for the Company under GAAP, other than
Liabilities which, individually or in the aggregate, are not material to the Business or
Condition of the Company.

        2.11    Taxes.  Except as disclosed in Section 2.11 of the Disclosure Schedule, the Company
                -----                          ---------------------------------------
and all of its subsidiaries have filed all Tax Returns  required to be filed by applicable law prior to the Effective Date and will timely file all such Tax Returns required to be filed on or after the Effective Date but on or before the Closing Date.  All such Tax
Returns were (and, as to Tax Returns not filed as of the Effective Date, will be) true, complete and correct and filed on a timely basis.  The Company and all of its subsidiaries have paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from it for the periods covered by the Tax Returns or have duly and fully provided reserves adequate to pay all Taxes on the Company Balance Sheet.  There are no Tax liens upon the assets of the Company or any of its subsidiaries except liens for Taxes not yet due.  Except as disclosed in Section 2.11 of the Disclosure Schedule, neither of the Company nor any of
                ---------------------------------------
its subsidiaries have requested (or had requested on their behalf) any extensions of time to file Tax Returns or have executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on their behalf).  To Seller's and the Company's knowledge, there are no audits or other administrative proceedings or court proceedings presently pending with regard to any Taxes or Tax Returns of the Company or its subsidiaries.  Seller has made available (or, in the case of Tax Returns to be filed on or before the Closing
Date, will make available) to Purchaser complete and accurate copies of all Tax Returns and associated work papers filed by or on behalf of the Company and all of its subsidiaries for all taxable years ending on or prior to the Closing Date.  The Company and its subsidiaries have made adequate provisions under the Company Balance Sheet for capital taxes for all periods ending before the Closing Date, and the portions for any period which includes the
Closing Date, ending on the Closing Date (calculated as if such portion were a separate period) for which Tax Returns are not filed on or before the Closing Date.

        2.12    Compliance With Laws and Orders.  Except as disclosed in Section 2.12 of the
                -------------------------------                          --------------------
Disclosure Schedule, neither the Company nor any subsidiary of the Company is or has at any
-------------------
time been, or has received any notice that it is or has at any time been, in violation of or in default under any Law or Order applicable to the Company or any subsidiary of the Company or any of its respective Assets and Properties, excluding such defaults and violations which, individually or in the aggregate, could not reasonably be expected to have a Company
Material Adverse Effect.

        2.13    Benefit Plans.  Section 2.13 of the Disclosure Schedule contains a true and complete
                -------------   ---------------------------------------
list of the Benefit Plans.  The Company and its subsidiaries have not scheduled or agreed upon future increases of benefit levels (or creation of new benefits) with respect to any
Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted.
Except as disclosed in Section 2.13 of the Disclosure Schedule, no loan is outstanding
                       ---------------------------------------
between the Company or any of its subsidiaries and any employee.  Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and neither the Company nor any of its subsidiaries has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws.  The
Company and its subsidiaries do not maintain and are not obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees.

        2.14    Real Property.  Except as disclosed in Section 2.14 of the Disclosure Schedule, none
                -------------                          ---------------------------------------
of the Company or its subsidiaries owns or leases any real property.

        2.15    Tangible Personal Property; Investment Assets.
                ---------------------------------------------
                (a) The Company and each of its subsidiaries is in possession of and has good title to, or valid leasehold interests in or valid rights under Contract to use, all material, tangible personal property used in or reasonably necessary for the conduct of their respective businesses.  All such material, tangible personal property is listed in Section
                                                                                   --------
2.15 of the Disclosure Schedule, and is free and clear of all Liens, other than Permitted
-------------------------------
Liens and Liens disclosed in Section 2.15(a) of the Disclosure Schedule, and is in good
                             ------------------------------------------
working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                (b) Section 2.15(b) of the Disclosure Schedule describes each Investment Asset owned by
                    ------------------------------------------
the Company or any subsidiary of the Company on the date hereof.  Except as disclosed in
Section 2.15(b) of the Disclosure Schedule, all such Investment Assets are owned by the
------------------------------------------
Company or a subsidiary of the Company, as applicable, free and clear of all Liens other than Permitted Liens.

        2.16    Intellectual Property Rights.  The Company and each of its subsidiaries has interests
                ----------------------------
in and uses the Intellectual Property disclosed in Section 2.16 of the Disclosure Schedule,
                                                   ---------------------------------------
each of which the Company or a subsidiary of the Company either has, or will have pursuant to the Seller Trademark License Agreement, all right, title and interest in or valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company or its subsidiaries.  Except as disclosed in
Section 2.16 of the Disclosure Schedule or where the breach of such representation could not
---------------------------------------
reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its
subsidiaries have the right to use the Intellectual Property disclosed in Section 2.16 of
                                                                          ----------------
the Disclosure Schedule, (ii) all registrations with and applications to Governmental or
-----------------------
Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and except as required by Law are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or its subsidiaries to maintain its validity or effectiveness, (iii) there are no restrictions on the sublicense or other direct or indirect transfer of any Contract, or any interest therein, held by the
Company or its subsidiaries in respect of such Intellectual Property, (iv) Seller has made available to Purchaser prior to the execution of this Agreement all requested documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property and within the possession or control of
Seller, (v) the Company and its subsidiaries have taken such reasonable security measures as are customary in the industry in which the Company and its subsidiaries conduct their respective businesses to protect the secrecy, confidentiality and value of its trade secrets, (vi) none of Company or its subsidiaries is, nor have they received notice that any of them is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the knowledge of
Seller and the Company, no such Intellectual Property is being infringed by any other
Person.  Except as disclosed in Section 2.16 of the Disclosure Schedule, none of the Seller,
                                ----------------------------------------
the Company nor any subsidiary of the Company has received notice that the Company or any subsidiary of the Company is infringing any Intellectual Property of any other Person, no claim is pending or has been made to such effect that has not been resolved and the Company and its subsidiaries are not infringing any Intellectual Property of any other Person.  No former employees, officers, agents, directors or independent contractors of the Company or any of its subsidiaries has asserted any claim, or has any valid claim or valid right to any
Intellectual Property of the Company or its subsidiaries.

        2.17    Contracts.  Section 2.17 of the Disclosure Schedule contains a true and complete list
                ---------   ---------------------------------------
of each of the following Contracts or other arrangements, to which the Company or any subsidiary of the Company is party or by which any of their respective Assets and Properties are bound:

                (a) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding
Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company or any subsidiary of the Company to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding US$25,000 or any group of employees exceeding US$50,000 in the aggregate;

                (b) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any subsidiary of the Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any
Person to compete with the Company or its subsidiaries;

                (c) all partnership, joint venture, stockholders' or other similar Contracts with any
Person;

                (d) all Contracts relating to Indebtedness of the Company or its subsidiaries;

                (e) all material Contracts with vendors, distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

                (f) all Contracts relating to (A) the future disposition or acquisition of any Assets and
Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

                (g) all Contracts between or among the Company or any subsidiary of the Company, on the one hand, and Seller, any officer, director or Affiliate (other than the Company) of Seller, on the other hand;

                (h) all collective bargaining or similar labor Contracts;

                (i) all Contracts that (A) limit or contain restrictions on the ability of the Company or its subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur
Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and
Properties, to change the lines of business in which it participates or engages or (B)
require the Company or any subsidiary of the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                (j) all other Contracts (other than Benefit Plans and insurance policies listed in
Section 2.19 of the Disclosure Schedule) that (A) involve the payment or potential payment,
---------------------------------------
pursuant to the terms of any such Contract, by or to the Company or its subsidiaries of more than US$50,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company or its subsidiaries.

        Each Contract required to be disclosed in Section 2.17 of the Disclosure Schedule is
                                                 ----------------------------------------
in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.17
                                                                                -------------
of the Disclosure Schedule the Company and its subsidiaries are not, nor, to the knowledge
--------------------------
of the Seller and the Company, is any other party to such Contract, nor has any such party received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract), in any material respect.  Seller has delivered true, correct and complete copies of the Contracts listed in Section 2.17 of the Disclosure Schedule to
                                           ---------------------------------------
Purchaser.

        2.18    Licenses.  Section 2.18 of the Disclosure Schedule contains a true and complete list
                --------   ---------------------------------------
of all Licenses, used in and material, individually or in the aggregate, to the business or operations of each of the Company and its subsidiaries(and all pending applications for any such Licenses).  Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Licenses.  Except as disclosed in Section 2.18 of the
                                                                       --------------------
Disclosure Schedule:
-------------------

                (a) each License listed in Section 2.18 of the Disclosure Schedule is valid, binding and
                                           ---------------------------------------
in full force and effect; and

                (b) neither the Company nor any of its subsidiaries is, nor has any such party received any notice that it is, in default under or in violation of or noncompliance with the requirements applicable to (or with the giving of notice or lapse of time or both, would be in default or in violation or noncompliance with) any such License which default, either individually or in the aggregate, could be reasonably expected to have a Company Material
Adverse Effect.

        2.19    Insurance.  The Company and its subsidiaries maintain the insurance policies set
                ---------
forth on Section 2.19 of the Disclosure Schedule.  Such insurance policies are maintained
         ---------------------------------------
with principally sound and reputable insurers and, in light of the respective business operations and Assets and Properties of the Company and its subsidiaries, in amounts and coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties.  None of the Company, its subsidiaries nor the Person to whom such policy has been issued has received notice that any insurer under any such policy maintained by the Company or its subsidiaries is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

        2.20    Affiliate Transactions.  Except as disclosed in Section 2.17(g) or Section 2.20 of
                ----------------------                          -----------------------------------
the Disclosure Schedule, (i) there are no intercompany Liabilities between the Company or
-----------------------
its subsidiaries, on the one hand, and Seller, any officer, director or Affiliate (other than the Company) of Seller, on the other, (ii) neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company or its subsidiaries, (iii) neither the Company nor its subsidiaries provides or causes to be provided any assets, services or facilities to Seller or any such officer, director or Affiliate and (iv) neither the Company nor its subsidiaries beneficially owns, directly or indirectly, any Investment Assets issued by Seller or any such officer, director or Affiliate.  Except as disclosed in Section 2.20 of the Disclosure Schedule, each of the
                                      ---------------------------------------
Liabilities and transactions listed in Section 2.20 of the Disclosure Schedule was incurred
                                       ---------------------------------------
or engaged in, as the case may be, on an arm's-length basis.

        2.21    Environmental Matters.  Except as could not reasonably be expected to have a Company
                ---------------------
Material Adverse Effect, the Company and each of its subsidiaries is in compliance with all environmental Laws governing the ownership or operation of their respective Assets and
Properties (including, without limitation, the lease of any real property by the Company or its subsidiaries).

        2.22    Brokers.  All negotiations relative to this Agreement and the transactions
                -------
contemplated hereby have been carried out by Seller and the Company directly with SCI and
Purchaser without the intervention of any Person on behalf of Seller or the Company in such manner as to give rise to any valid claim by any Person against the Company, SCI or
Purchaser for a finder's fee, brokerage commission or similar payment.

        2.23    Indebtedness.  Except as set forth in Section 2.17 or in Section 2.23 of the
                ------------                          ------------       --------------------
Disclosure Schedule, the Company and its subsidiaries have no outstanding Indebtedness.
-------------------

        2.24    Purchase Price Calculation.  The amounts set forth in Section 1.02(a) and (b) fairly
                --------------------------                            ---------------     ---
and accurately reflect (a) in the case of Section 1.02(a), an amount equal to fifty percent
                                          ---------------
(50%) of the actual equity capital contributed by Seller to the Company as of the date of the Company Balance Sheet, and (b) in the case of Section 1.02(b), an amount equal to fifty
                                                  ---------------
percent (50%) of the actual IOM Deposit.

        2.25    Disclosure.  All material facts and all material documents relating to the Business
                ----------
or Condition of the Company have been disclosed or otherwise provided to Purchaser in connection with this Agreement.  No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate required to be provided under this Agreement contains any untrue statement of a material fact.

                                         Article III
                     REPRESENTATIONS AND WARRANTIES OF SCI AND PURCHASER

        Each of SCI and Purchaser, jointly and severally, hereby represents and warrants to
Seller as follows:

        3.01    Organization.  Each of SCI and Purchaser is a corporation duly organized, validly
                ------------
existing and in good standing under the Laws of the State of Nevada.  Each of SCI and
Purchaser has full corporate power and authority to execute and deliver this Agreement and the other Definitive Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

        3.02    Authority.  The execution and delivery by each of SCI and Purchaser of this Agreement
                ---------
and the other Definitive Agreements to which it is a party, and the performance by each of
SCI and Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of SCI and Purchaser, no other corporate action on the part of SCI or Purchaser or their respective stockholders being necessary.  This Agreement has been duly and validly executed and delivered by SCI and Purchaser and constitutes, and upon the execution and delivery by SCI and Purchaser of the other Definitive Agreements to which each is a party, such Definitive Agreements will constitute, legal, valid and binding obligations of SCI and Purchaser enforceable against SCI and Purchaser in accordance with their terms.

        3.03    No Conflicts.  The execution and delivery by SCI and Purchaser of this Agreement do
                ------------
not, and the execution and delivery by SCI and Purchaser of the other Definitive Agreements to which it is a party, the performance by SCI and Purchaser of its obligations under this
Agreement and such other Definitive Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of SCI or Purchaser;

                (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to SCI or Purchaser or any of their respective Assets and Properties, except as could not be reasonably expected to have a Purchaser Material Adverse Effect; or

                (c) except as disclosed in Section 3.03 of the Disclosure Schedule, (i) conflict with or
                                           -----------------------------------------
result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require SCI or Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon SCI or Purchaser or any of their respective Assets or Properties under, any Contract or License to which SCI or
Purchaser is a party or by which any of their respective Assets and Properties is bound, except in all cases as could not be reasonably expected to have a Purchaser Material Adverse
Effect.

        3.04    Governmental Approvals and Filings.  Except as set forth in Section 3.04 of the
                ----------------------------------                          --------------------
Disclosure Schedule no consent, approval or action of, filing with or notice to any
-------------------
Governmental or Regulatory Authority on the part of SCI or Purchaser is required in connection with the execution, delivery and performance of this Agreement or the other
Definitive Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

        3.05    Legal Proceedings.  There are no Actions or Proceedings pending or, to the knowledge
                -----------------
of SCI and Purchaser, threatened against, relating to or affecting SCI or Purchaser or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

        3.06    Purchase for Investment.  The Shares will be acquired by Purchaser for its own
                -----------------------
account for the purpose of investment, it being understood that the right to dispose of such
Shares shall be in accordance with the terms and conditions of the Stockholders Agreement.

        3.07    Brokers.  All negotiations relative to this Agreement and the transactions
                -------
contemplated hereby have been carried out by SCI and Purchaser directly with Seller without the intervention of any Person on behalf of SCI or Purchaser in such manner as to give rise to any valid claim by any Person against Seller or the Company for a finder's fee, brokerage commission or similar payment.

                                         Article IV
                             COVENANTS OF SELLER AND THE COMPANY

        Seller and the Company, jointly and severally, covenant and agree with SCI and
Purchaser that, at all times from and after the Effective Date until the Closing (and, with respect to Section 4.10, for a period of six (6) months following the Closing Date), Seller
           ------------
and the Company will comply with all covenants and provisions of this Article IV, except to
                                                                      ----------
the extent Purchaser may otherwise consent in writing.

        4.01    Regulatory and Other Approvals.  Seller and the Company will, as promptly as
                ------------------------------
practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, satisfy all requests for documents or other information from, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller or the Company to consummate the transactions contemplated hereby, including without limitation those described in Sections 2.05 and 2.06
                                                                     -------------     -----
of the Disclosure Schedule, (b) provide such other information and communications to such
--------------------------
Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or
Regulatory Authorities or other Persons may reasonably request in connection therewith, and
(c) cooperate with Purchaser in connection with the performance of its obligations under
Section 5.01.  Seller will provide prompt notification to Purchaser when any such consent,
------------
approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any material communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the other Definitive Agreements.

        4.02    Investigation by Purchaser.  Seller and the Company will (a) provide Purchaser and
                --------------------------
its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon
                                                 ---------------
reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Assets and Properties and Books and Records, and (b)
furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records)
concerning the business and operations of the Company as Purchaser or any of such other
Persons reasonably may request in connection with such investigation.

        4.03    No Solicitations.  Prior to the earlier of the Closing Date or the date on which this
                ----------------
Agreement is terminated pursuant to the terms hereof, neither Seller nor the Company will take or permit any Affiliate of Seller or the Company (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, the Company or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or permitting access to the Assets and Properties and Books and Records of the Company) any offer or inquiry from any Person concerning an Acquisition Proposal.

        4.04    Conduct of Business.  Prior to the earlier of the Closing Date or the date on which
                -------------------
this Agreement is terminated pursuant to the terms hereof, the Company will conduct business only in the ordinary course consistent with reasonable commercial practices.

        4.05    Payment of Taxes.  Seller shall pay all sales, use, transfer, real property transfer,
                ----------------
recording, gains, stock transfer, stamp and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless SCI, Purchaser, the Company and the Company's subsidiaries on an after-Tax basis with respect to such transfer Taxes.  Seller shall file all necessary documentation and Tax Returns with respect to such transfer Taxes.

        4.06    Financial Statements and Reports; Filings.
                -----------------------------------------
                (a) As promptly as practicable and in any event no later than fifteen (15) days after the end of each calendar month ending after the Effective Date, and prior to the Closing Date,
Seller will deliver to Purchaser true and complete copies of the unaudited consolidated balance sheet, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows, of the Company and its subsidiaries as of and for each such calendar month and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto.

                (b) As promptly as practicable, Seller will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses as may be prepared or received by
Seller or the Company and its subsidiaries relating to the business or operations of the
Company and its subsidiaries or as Purchaser may otherwise reasonably request.

                (c) As promptly as practicable, Seller will deliver to Purchaser copies of all License applications, correspondence and filings made by each Company and its subsidiaries after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring correspondence or filings made in the ordinary course of business consistent with past practice and any confidential personal declaration forms filed by any individual licensees or qualifiers).

        4.07    Employee Matters.  Except as may be required by Law, Seller and the Company will
                ----------------
refrain, and will cause the Company to refrain, from directly or indirectly:

                (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any subsidiary of the Company concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

                (b) making any material increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any subsidiary of the Company;

                (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related
Contract or collective bargaining agreement, or amending, modifying or terminating
(partially or completely) any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Seller reasonably believes to be the least costly is chosen; or

                (d) establishing or modifying, in any material respect, any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related
Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement.

        Seller will cause the Company and its subsidiaries to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller, the Company or any subsidiary of the Company (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding involving any Benefit Plan.

        4.08    Certain Restrictions.  Seller will cause the Company and its subsidiaries to, and
                --------------------
each of the Company and its subsidiaries will, refrain from:

                (a) amending its certificate of incorporation or articles of association (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such company;

                (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the
Company or any subsidiary;

                (c)  (i) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or its subsidiaries (other than distributions made in respect of capital stock held exclusively by the Company), or (ii) directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or its subsidiaries (other than any capital stock or Option held exclusively by the Company);

                (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or its subsidiaries, other than in the ordinary course of business consistent with past practice;

                (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure
Schedule pursuant to Section 2.17(a), other than in the ordinary course of business, or (B)
                     ---------------
any material License or (ii) granting any irrevocable powers of attorney;

                (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any material License held or used by the Company or its subsidiaries or any Contract to which the Company or any subsidiary of the Company is a party or by which any of its respective
Assets and Properties is bound;

                (g) incurring material Indebtedness;

                (h) engaging with any Person in any merger or other business combination;

                (i) except as required pursuant to Section 4.04, making capital expenditures or
                                                   ------------
commitments for additions to property or equipment constituting capital assets in an aggregate amount exceeding US$250,000 without the prior written consent of Purchaser (which consent shall not be unreasonably withheld);

                (j) making any material change in the lines of business in which it participates or is engaged;

                (k) selling, disposing of, writing off or writing down any of its Assets and Properties outside the ordinary course of business consistent with past practice; or

                (l) entering into any Contract to do or engage in any of the foregoing.

        4.09    Affiliate Transactions.  Immediately prior to the Closing, all Indebtedness and other
                ----------------------
amounts owing under Contracts between Seller, any officer, director or Affiliate (other than the Company) of Seller, on the one hand, and Company or its subsidiaries, on the other, will be paid in full or, to the extent not paid, contributed to the equity capital of the Company or its subsidiary, as applicable, and Seller will terminate and will cause any such officer, director or Affiliate to terminate each such Contract with the Company or its subsidiary, as applicable.  Prior to the Closing, none of the Company or its subsidiaries will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section
                                                                              --------
2.17(a) of the Disclosure Schedule), with Seller or any such officer, director or Affiliate.
----------------------------------

        4.10    Renaming of the Company.  As promptly as practicable following the Closing, Seller
                -----------------------
will take all necessary action to (1) authorize the Company to change its name to such name as shall be mutually agreed upon by Purchaser and Seller, (2) amend the charter documents of the Company to reflect such name and (3) cause the Company to operate its business under such name.

        4.11    Notice and Cure.  Seller will notify Purchaser in writing (where appropriate, through
                ---------------
updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance, except for such breaches, which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse
Effect.  No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article IX.
                                                ----------

        4.12    Fulfillment of Conditions.  Each of Seller and the Company will execute and deliver
                -------------------------
at the Closing each Definitive Agreement that it is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of SCI and Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

        4.13   Third Party Relationships.  In the event a Regulatory Problem exists or arises
               -------------------------
at any time between the Effective Date and the Closing Date as a direct result of a Third
Party Agreement or the underlying relationship between the Company (or any of its subsidiaries) and such third party (or any of its subsidiaries), the Company and its subsidiaries shall, and Seller shall cause each of the foregoing, to use their respective best efforts (including, without limitation, amending or terminating the applicable Third
Party Agreement) in order to resolve such Regulatory Problem prior to the Closing Date.

                                          Article V
                                COVENANTS OF SCI AND PURCHASER

        SCI and Purchaser, jointly and severally, covenant and agree with Seller that, at all times from and after the date hereof until the Closing (and, with respect to Section 5.05,
                                                                             ------------
for a period of six (6) months following the Closing Date), SCI and Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may
                                          ---------
otherwise consent in writing.

        5.01    Regulatory and Other Approvals.  SCI and Purchaser will as promptly as practicable
                ------------------------------
(a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, satisfy all requests for documents or other information from, make all filings with and give all notices to Governmental or Regulatory Authorities or any other
Person required of SCI and Purchaser to consummate the transactions contemplated hereby and by the other Definitive Agreements, including without limitation those described in Sections
                                                                                    ---------
3.03 and 3.04 hereto, which steps shall include filing applications, as promptly as
-------------
practicable but no later than thirty (30) days following the Effective Date, with the gaming authorities in the Isle of Man and the Mohawk Territory of Kahnawake, respectively, on behalf of SCI and Purchaser and (to the extent required) the board of directors and executive officers of SCI and Purchaser, for all required gaming Licenses in connection with the business of the Company in those jurisdictions, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller and the Company in connection with the performance of their obligations under Section 4.01.  SCI and Purchaser will provide prompt
                                       ------------
notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other
Person regarding any of the transactions contemplated by this Agreement or any of the other
Definitive Agreements.

        5.02    Notice and Cure.  SCI and Purchaser will notify Seller in writing of, and
                ---------------
contemporaneously will provide Seller with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to SCI or Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of SCI or Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of SCI or
Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance, except for such breaches which, individually or in the aggregate could not reasonably be expected to have a Purchaser Material Adverse Effect.  No notice given pursuant to this Section 5.02 shall have any effect on the representations,
                              ------------
warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's rights to seek indemnity under Article IX.
                     ----------

        5.03    Fulfillment of Conditions.  Each of SCI and Purchaser will execute and deliver at the
                -------------------------
Closing each Definitive Agreement that it is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.  As of the date hereof, SCI and Purchaser have no reason to believe that the condition set forth in
Section 6.06 will not be timely satisfied.
------------

        5.04    Option to Purchase E-Slots.
                --------------------------
                (a) Subject to all the terms and conditions of this Agreement and the occurrence of the
Closing, SCI hereby grants to the Company and the Company hereby accepts an exclusive right and option (the "E-Slot Option") to acquire, on terms and conditions mutually satisfactory
                 -------------
to the Company and SCI, SCI's interest in its electronic, remote wagering concept and system
("E-Slots"), as more fully described in Exhibit I hereto.
  -------                               ---------

                (b) The term of the E-Slot Option shall commence on the Effective Date and shall terminate on the Closing Date.

                (c) The Company may exercise the Option at any time prior to the termination of such
E-Slot Option by delivering written notice (the "E-Slot Option Notice") to SCI that it will
                                                 --------------------
exercise the E-Slot Option.  Upon receipt of the E-Slot Option Notice by SCI, the parties shall use their reasonable efforts to negotiate in good faith the terms and conditions of the sale by SCI of its interest in E-Slots to the Company.  The sale of SCI's interest in
E-Slots to the Company shall be consummated within thirty (30) days following the Closing
Date and shall be conditioned upon the sale of the Shares to Purchaser.

        5.05    Renaming of the Company.  As promptly as practicable following the Closing, Purchaser
                -----------------------
will take all necessary action to (1) authorize the Company to change its name to such name as shall be mutually agreed upon by Purchaser and Seller, (2) amend the charter documents of the Company to reflect such name and (3) cause the Company to operate its business under such name.

                                         Article VI
                            CONDITIONS TO OBLIGATIONS OF PURCHASER

        The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

        6.01    Representations and Warranties.  Each of the representations and warranties made by
                ------------------------------
Seller and the Company in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the
Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent that any representation or warranty is qualified
              --------
as to materiality pursuant to the terms of such representation or warranty, such representation or warranty shall be true and correct in all respects as of the Closing Date unless such representation or warranty was made as of a specified date earlier than the
Closing Date in which case such representation shall be true and correct in all respects on and as of such earlier date.

        6.02    Performance.  Seller shall have performed and complied with, in all material
                -----------
respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

        6.03    Reconstitution of the Board of Directors.  The Board of Directors of the Company
                ----------------------------------------
shall have been reconstituted as of the Closing Date to consist of six (6) members, three
(3) of whom shall have been designated by Purchaser.

        6.04    Officers' Certificates.  Seller shall have delivered to Purchaser (a) a certificate,
                ----------------------
dated the Closing Date and executed in the name and on behalf of Seller by the Chairman of the Board, the President or any Executive or Senior Vice President of Seller, substantially in the form and to the effect of Exhibit A hereto, and (b) a certificate, dated the Closing
                                 ---------
Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of Exhibit B hereto.
                              ---------

        6.05    Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law
                ---------------
restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Definitive Agreements, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company or the transactions contemplated by this Agreement or any of the other Definitive Agreements of any such Law.

        6.06    Regulatory Consents and Approvals.  All consents, approvals and actions of, filings
                ---------------------------------
with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser,
Seller and the Company to perform their obligations under this Agreement and the other
Definitive Agreements and to consummate the transactions contemplated hereby and thereby (a)
shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (c) shall be in full force and effect.

        6.07    Third Party Consents; Release of Liens and Guaranties.  All consents (or in lieu
                -----------------------------------------------------
thereof waivers) to the performance by each Seller and the Company of their obligations under this Agreement and the other Definitive Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which
SCI, Purchaser, Seller or the Company or any subsidiary of the Company is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained,
(b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d)
shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect SCI or Purchaser or the Business or
Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the other Definitive Agreements to SCI or
Purchaser.  There shall be no Liens, except for Permitted Liens.  The Assets and Properties of the Company and its subsidiaries and any guaranties by the Company and its subsidiaries of obligations of any other Person shall have been terminated and the Company and its subsidiaries shall have been unconditionally released from all of its obligations thereunder.  Seller shall have delivered to Purchaser evidence reasonably satisfactory to
Purchaser that there are no such Liens and that all such guaranties have been terminated.

        6.08    Opinion of Counsel.  Purchaser shall have received the opinions of (a) Dickstein
                ------------------
Shapiro Morin & Oshinsky LLP, special New York counsel for Seller and the Company, and (b)
Giselle Pyfrom, in-house Bahamian counsel for Seller and the Company, dated the Closing
Date, substantially in the form and to the effect of Exhibit C-1 and Exhibit C-2 hereto,
                                                     -----------     -----------
respectively, and to such further effect as Purchaser may reasonably request.

        6.09    Proceedings.  All proceedings to be taken on the part of Seller and the Company in
                -----------
connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

        6.10    No Material Change.  There shall have been no material adverse change in the Business
                ------------------
or Condition of the Company.

        6.11    Stockholders Agreement.  Seller and the Company shall have duly executed and
                ----------------------
delivered to Purchaser the Stockholders Agreement.

        6.12    Seller Trademark License Agreement.  Seller, as licensor, and the Company, as
                -----------------------------------
licensee, shall have duly executed and delivered to each other a Trademark License Agreement substantially in the form and to the effect of Exhibit D hereto.
                                               ---------

        6.13   Resolution of Regulatory Problems.  Seller and the Company shall have
               ---------------------------------
resolved, to the reasonable satisfaction of SCI and Purchaser, any and all Regulatory
Problems.

                                         Article VII
                             CONDITIONS TO OBLIGATIONS OF SELLER

        The obligations of Seller hereunder to sell the Shares is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

        7.01    Representations and Warranties.  Each of the representations and warranties made by
                ------------------------------
SCI and Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

        7.02    Performance.  SCI and Purchaser shall have performed and complied with, in all
                -----------
material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by SCI or Purchaser, respectively, at or before the Closing.

        7.03    Officers' Certificates.  Each of SCI and Purchaser shall have delivered to Seller (a)
                ----------------------
a certificate, dated the Closing Date and executed in the name and on behalf of SCI and
Purchaser, respectively, by the Chairman of the Board, the President or any Executive or
Senior Vice President of SCI and Purchaser, respectively, substantially in the form and to the effect of Exhibit E hereto, and (b) certificates, dated the Closing Date and executed by
              ---------
the Secretary or any Assistant Secretary of SCI and Purchaser, respectively, substantially in the form and to the effect of Exhibit F-1 and Exhibit F-2 hereto, respectively.
                                 -----------     -----------

        7.04    Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law
                ---------------
that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Definitive Agreements.

        7.05    Regulatory Consents and Approvals.  All consents, approvals and actions of, filings
                ---------------------------------
with and notices to any Governmental or Regulatory Authority necessary to permit each of
Seller, SCI and Purchaser to perform their obligations under this Agreement and the other
Definitive Agreements and to consummate the transactions contemplated hereby and thereby (a)
shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

        7.06    Third Party Consents.  All consents (or in lieu thereof waivers) to the performance
                --------------------
by Seller of its obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 7.06 of the
                                                                  --------------------
Disclosure Schedule (a) shall have been obtained, (b) shall not be subject to the
-------------------
satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

        7.07    Proceedings.  All proceedings to be taken on the part of SCI and Purchaser in
                -----------
connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

        7.08    Stockholders Agreement.  SCI and Purchaser shall have duly executed and delivered to
                ----------------------
Seller and the Company the Stockholders Agreement.

        7.09    SCI Trademark License Agreement.  SCI, as licensor, and the Company, as licensee,
                --------------------------------
shall have duly executed and delivered to each other a Trademark License Agreement substantially in the form and to the effect of Exhibit G attached hereto.
                                               ---------

                                        Article VIII
                           SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                                   COVENANTS AND AGREEMENTS

        8.01    Survival of Representations, Warranties, Covenants and Agreements.  Notwithstanding
                -----------------------------------------------------------------
any right of SCI or Purchaser (whether or not exercised) to investigate the affairs of the
Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, each of
Seller, SCI and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.  The representations, warranties, covenants and agreements of Seller, SCI and Purchaser contained in this
Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.03, 2.04, 2.22, 3.02 and 3.07 and (ii) the covenants
                            ----------------------------------------
and agreements contained in Sections 4.10, 5.05, 12.03 and 12.05; (b) until thirty (30) days
                            ------------------------------------
following the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.11;
                                                                               ------------
(c) six (6) months in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60)
days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, six (6) months; provided that any representation, warranty,
                                           --------
covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or
(d) above will continue to survive to the extent set forth in any claim for indemnification set forth in any claim for indemnity that shall have been timely given under Article IX on
                                                                             ----------
or prior to such termination date, until such claim for indemnification has been satisfied or otherwise resolved as provided in Article IX.
                                     ----------

                                         Article IX
                                       INDEMNIFICATION

        9.01    Indemnification.
                ---------------

                (a) Subject to paragraph (c) of this Section and the other Sections of this Article IX,
                                                                                            ----------
Seller and the Company shall jointly and severally indemnify SCI and Purchaser in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by either of them or to which either of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller or the Company contained in this Agreement (determined in all cases as if the terms "material" or
"materially" were not included therein).

                (b) Subject to paragraph (c) of this Section and the other Sections of this Article IX,
                                                                                            ----------
SCI and Purchaser shall jointly and severally indemnify Seller in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of SCI or Purchaser contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein).

                (c) No amounts of indemnity shall be payable in the case of a claim by SCI or Purchaser under Section 9.01(a) or Seller under Section 9.01(b) unless and until SCI, Purchaser or
      ---------------                 ---------------
Seller, as applicable, has suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of US$300,000 in the aggregate, in which event (x) SCI or Purchaser shall be entitled to claim indemnity for the full amount of such Losses in excess of $300,000 and not in excess of the Purchase Price and (y) Seller shall be entitled to claim indemnity for the full amount of losses in excess of $300,000 and not in excess of the Purchase Price; provided that this paragraph (c) shall not apply to a breach of a
                    --------
representation or warranty contained in Section 2.03, 2.04, 2.22, 2.24, 3.02 or 3.07 or to a
                                        --------------------------------------------
breach of a covenant contained in Section 1.01, 1.05, 4.05, 12.03 or 12.05.
                                  ----------------------------------------

                (d) If and when SCI or Purchaser, from time to time, makes any claims for
Losses which exceed US$1,000,000 in the aggregate against Seller or its Affiliates under or in connection with this Agreement, then in each case Seller shall notify SCI or Purchaser, as applicable, in writing, within twenty (20) Business Days of receiving such claim(s) for
Losses, of Seller's election to either (i) pay or dispute such claim(s) for Losses in accordance with the provisions of this Article IX, or (ii) in lieu of paying or disputing
                                       ----------
such claim(s) for Losses, rescind the sale of the Shares (a "Rescission Election") by
                                                             -------------------
returning to Purchaser an amount in cash (the "Rescission Payment") equal to the Purchase
                                               ------------------
Price, plus any capital contributions made by Purchaser to the Company after the Closing
Date, minus any indemnification or other such payments made after the Closing Date and minus fifty percent (50%) of the net loss of the Company (if any) incurred after the Closing Date
(calculated in accordance with GAAP).  SCI or Purchaser, as applicable, shall have the right to withdraw such applicable claim(s) for Losses within ten (10) Business Days after receiving notice of a Rescission Election (the "Claim Withdrawal Period").  In the event SCI
                                                -----------------------
or Purchaser, as applicable, fails to withdraw such claim(s) for Losses during the Claim
Withdrawal Period, then Seller shall pay the Rescission Payment to Purchaser within ten (10)
Business Days following the expiration of the Claim Withdrawal Period.  At the time the
Rescission Payment is made, the Shares shall automatically be cancelled by the Company and the Shareholder Agreement shall be terminated.

        9.02    Procedure for Indemnification.  The procedure for indemnification pursuant to this
                -----------------------------
Article IX shall be as follows:
----------

                (a) The party claiming indemnification (the "Claimant") shall give written notice to the
                                                             --------
party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant
                                                ----------
learns of any claim or proceeding covered by the foregoing Section 9.1; provided, however,
                                                           -----------  --------  -------
that the Claimant's failure to give the Indemnitor prompt notice shall not bar the
Claimant's right to indemnification unless such failure has materially prejudiced the
Indemnitor's ability to investigate or defend against the claim or proceeding.

                (b) With respect to claims between the parties, following receipt of notice from the
Claimant of a claim, the Indemnitor shall have thirty (30) days to make any investigation of the claim that the Indemnitor deems necessary or desirable.  For the purpose of this investigation, the Claimant agrees to make available to the Indemnitor and its authorized representatives the information relied upon by the Claimant to substantiate the claim.  If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the thirty (30) day period (or any mutually agreed upon extension thereof), the
Claimant and the Indemnitor shall resolve such dispute as set forth in Exhibit H hereto.
                                                                       ---------

                (c) With respect to third-party claims, the Indemnitor shall have the right to assume at its full cost and expense the entire control of all legal proceedings (including the selection of counsel) subject the right of the Claimant to participate (at its full cost and expense and with counsel of its choice) in the defense, compromise or settlement thereof.
The Claimant shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement, including, without limitation, by making available to the
Indemnitor all pertinent information under the control of the Claimant.  The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written approval of the Claimant, which approval will not be unreasonably withheld.
If such prior written approval is withheld by the Claimant, and the proposed settlement involves only the payment of money and is proposed by the Indemnitor in good faith, the liability of the Indemnitor shall be limited to the total sum representing the amount of the proposed compromise or settlement and the amount of the Indemnitor's fees and expenses
(including counsel fees) accumulated at the time such approval is withheld.

        9.03    Exclusivity.  Following the Closing, except for any claims based upon fraud, this
                -----------
Article IX shall be the exclusive remedies of SCI, Purchaser, Seller and the Company for any
----------
misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement.

        9.04    No Consequential Damages.  Notwithstanding anything to the contrary contained in this
                ------------------------
Agreement, in no event shall any party hereto be obligated to indemnify any Person, including, without limitation, any party seeking indemnification under this Article IX, for
                                                                            ----------
any special or consequential damages.

                                          Article X
                                         TERMINATION

        10.01   Termination.  This Agreement may be terminated, and the transactions contemplated
                -----------
hereby may be abandoned:

                (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

                (b) at any time before the Closing, by Seller or Purchaser, in the event of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party; or

                (c) at any time after the Outside Date, by Seller upon notification to Purchaser if the
Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by Seller; or

                (d) at any time after the Outside Date, by Purchaser upon notification to Seller if the
Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by Purchaser.

        10.02   Effect of Termination.  If this Agreement is validly terminated pursuant to Section
                ---------------------                                                       --------
10.01, this Agreement will forthwith become null and void, and there will be no liability or
-----
obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in
Section 12.03 and confidentiality in Section 12.05 will continue to apply following any such
-------------                        -------------
termination.  Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 10.01(b), (c) or (d), Seller will remain
                                          ----------------  ---    ---
liable to Purchaser for any material breach of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any material breach of this Agreement by Purchaser existing at the time of such termination, and Seller or
Purchaser may seek such remedies, including Losses against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                         Article XI
                                         DEFINITIONS

        11.01   Definitions.
                -----------

               (a) Defined Terms.  As used in this Agreement, the following defined terms have the
                    -------------
meanings indicated below:

               "Accounting Firm" has the meaning ascribed to it in Section 1.03(b).
                ---------------                                    ---------------

               "Acquisition Proposal" means any proposal for a merger or other business
                --------------------
combination to which the Company or any of its subsidiaries is a party or for the acquisition of any or all of the capital stock or a sale of assets of the Company or any of its subsidiaries outside the ordinary course of business of the Company or its subsidiaries, other than the transactions contemplated by this Agreement.

               "Actions or Proceedings" means any action, suit, proceeding, arbitration or
                ----------------------
Governmental or Regulatory Authority investigation or audit.

               "Actual Additional Paid-In Capital" has the meaning ascribed to it in Section
                ---------------------------------                                    --------
1.03(a).
-------

               "Additional Paid-In Capital" has the meaning ascribed to it in Section 1.02.
                --------------------------                                    ------------

               "Affiliate" means any Person that directly, or indirectly through one of more
                ---------
intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another
Person shall be deemed to control that Person.

               "Agreement" means this Stock Purchase Agreement and the Exhibits, the
                ---------
Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.04 and 7.03, as the same shall be amended from time to time.
     ----------------------

               "Assets and Properties" of any Person means all assets and properties of every
                ---------------------
kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

               "Benefit Plan" means any Plan established by the Company or its subsidiaries,
                ------------
or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company or its subsidiaries contributes or has contributed, or under which any employee, former employee or director of the Company or its subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

               "Books and Records" means all files, documents, instruments, papers, books and
                -----------------
records relating to the business or Assets and Properties of the Company and its subsidiaries, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers,
Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

               "Business Day" means a day other than Saturday, Sunday or any day on which
                ------------
banks located in New York or Nevada are authorized or obligated to close.

               "Business or Condition of the Company" means the business, condition
                ------------------------------------
(financial or otherwise), results of operations, Assets and Properties and prospects of the
Company and its subsidiaries.

               "Claim Withdrawal Period" has the meaning ascribed to it in Section 9.01(d).
                -----------------------                                    ---------------

               "Claimant" shall have the meaning ascribed to it in Section 9.02(a).
                --------                                           ---------------

               "Closing" means the closing of the transactions contemplated by Section 1.04.
                -------                                                        ------------

               "Closing Date" has the meaning ascribed to it in Section 1.04.
                ------------                                    ------------

               "Common Stock" has the meaning ascribed to it in Section 2.04.
                ------------                                    ------------

               "Company" has the meaning ascribed to it in the forepart of this Agreement.
                -------

               "Company Balance Sheet" means the audited consolidated balance sheet of the
                ---------------------
Company and its subsidiaries for the year ended December 31, 2001.

               "Company Material Adverse Effect" means a material adverse effect on the
                -------------------------------
Business or Condition of the Company or the ability of Seller or the Company to consummate the transactions contemplated hereby.

               "Contract" means any agreement, lease, license, evidence of Indebtedness,
                --------
mortgage, indenture, security agreement or other contract (whether written or oral).

               "Definitive Agreements" means this Agreement, the Stockholders Agreement, the
                ---------------------
applicable Trademark License Agreements and any support or other agreements to be entered into in connection with the transaction.

               "Disclosure Schedule" means the record delivered to Purchaser by Seller
                -------------------
herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

               "E-Slot Option" has the meaning ascribed to it in Section 5.04(a).
                -------------                                    ---------------

               "E-Slot Option Notice" has the meaning ascribed to it in Section 5.04(c).
                --------------------                                    ---------------

               "E-Slots" has the meaning ascribed to it in Section 5.04(a).
                -------                                    ---------------

               "Effective Date" has the meaning ascribed to it in the forepart of this
                --------------
Agreement.

               "Estimated Additional Paid-In Capital" has the meaning ascribed to it in
                ------------------------------------
Section 1.04.
------------

               "GAAP" means United States generally accepted accounting principles,
                ----
consistently applied throughout the specified period and in the immediately prior comparable period.

               "Gaming Authorities" shall mean those national, federal, state and local
                ------------------
governmental, regulatory and administrative authorities, agencies, boards and officials with gaming licensing jurisdiction over any gaming operation of the Company, Seller, SCI or
Purchaser.

               "Gaming Laws" shall mean those laws pursuant to which any Gaming Authority
                -----------
possesses regulatory, licensing or permit authority over gaming operations within any jurisdiction.

               "Gaming Licenses" shall mean all licenses, permits, approvals, authorizations,
                ---------------
registrations, findings of suitability, franchises and entitlements issued by any Gaming
Authority necessary for or relating to the conduct of activities under the Gaming Laws.

               "Governmental or Regulatory Authority" means any court, tribunal, arbitrator,
                ------------------------------------
authority, agency, commission, official or other instrumentality of the United States, any foreign country or any state, county, city or other political subdivision, including, without limitation, the Isle of Man and the Mohawk Territory of Kahnawake.

               "IOM Deposit" means that deposit in the amount of US$2,897,000 made by Seller,
                -----------
on behalf of the Company, as a condition to the Isle of Man granting an online gambling license to SunOnline (IOM) Limited, a wholly-owned subsidiary of the Company.

               "Indebtedness" of any Person means all obligations of such Person (i) for
                ------------
borrowed money and for amounts drawn on accounts in excess of amounts on deposit therein or overdrafts, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other
Person.

               "Indemnitor" has the meaning ascribed to it in Section 9.02(a).
                ----------                                    ---------------

               "Intellectual Property" means all patents and patent rights, trademarks and
                ---------------------
trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs
(including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

               "Investment Assets" means all debentures, notes and other evidences of
                -----------------
Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company and issued by any Person other than the Company or its subsidiaries (other than trade receivables generated in the ordinary course of business of the Company or its subsidiaries).

               "Laws" means all laws, statutes, rules, regulations, ordinances and other
                ----
pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any
Governmental or Regulatory Authority.

               "Liabilities" means all Indebtedness, obligations and other liabilities of a
                -----------
Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

               "Licenses" means all licenses, permits, certificates of authority,
                --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by, or filed with, any Governmental or Regulatory Authority.

               "Liens" means any mortgage, pledge, assessment, security interest, lease,
                -----
lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale
Contract, title retention Contract or other Contract to give any of the foregoing.

               "Loss" means any and all actual damages, fines, fees, penalties, deficiencies,
                ----
losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) less insurance proceeds actually received with respect to the applicable loss.

               "Option" with respect to any Person means any security, right, subscription,
                ------
warrant, option, "phantom" stock right or other Contract that gives the right to (i)
purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

               "Order" means any writ, judgment, decree, injunction or similar order of any
                -----
Governmental or Regulatory Authority (in each such case whether preliminary or final).

               "Outside Date" has the meaning ascribed to it in Section 1.04.
                ------------                                    ------------

               "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or
                --------------
being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the
Company taken as a whole.

               "Person" means any natural person, corporation, limited liability company,
                ------
general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

               "Plan" means any bonus, incentive compensation, deferred compensation,
                ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, employment separation or other employee benefit plan, practice, policy agreement or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of applicable Law.

               "Purchase Price" has the meaning ascribed to it in Section 1.02.
                --------------                                    ------------

               "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.
                ---------

               "Purchaser Material Adverse Effect" means a material adverse effect on SCI's
                ---------------------------------
or Purchaser's ability to consummate the transaction contemplated by this Agreement or otherwise perform its obligations hereunder.

               "Purchaser's Accountant" has the meaning ascribed to it in Section 1.03(b).
                ----------------------                                    ---------------

               "Rescission Election" has the meaning ascribed to it in Section 9.01(d).
                -------------------                                    ----------------

               "Rescission Payment" has the meaning ascribed to it in Section 9.01(d)
                ------------------                                   -

               "Representatives" has the meaning ascribed to it in Section 4.02.
                ---------------                                    ------------

               "Regulatory Problem" shall mean any circumstances such that the Company's
                ------------------
continued affiliation or contractual relationship with a Person or the Company's operation of its online gaming system, is deemed likely, in the reasonable judgment of SCI or
Purchaser, based on verifiable information or information received from any Gaming Authority
(which information is provided to the Company), to preclude or materially delay, impede, jeopardize or impair the ability of SCI or Purchaser or any of their Affiliates to obtain or retain any Gaming License, or such as may result in the imposition of materially burdensome terms and conditions on any such Gaming License, or such as could subject SCI or Purchaser or any of their Affiliates to any disciplinary proceedings by any Gaming Authority, or such as would constitute a violation of the Gaming Laws.

               "SCI" has the meaning ascribed to it in the forepart of this Agreement.
                ---

               "Seller" has the meaning ascribed to it in the forepart of this Agreement.
                ------

               "Shares" has the meaning ascribed to it in the forepart of this Agreement.
                ------

               "Statement" has the meaning ascribed to it in Section 1.3(a).
                ---------                                    --------------

               "Stockholders Agreement" shall mean that certain Stockholder's Rights
                ----------------------
Agreement attached hereto as Exhibit J.
                             ---------

               "Tax Return" means any return, declaration, report, claim for refund, or
                ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               "Taxes" means any national, state or provincial, local, or foreign income,
                -----
gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

               "Third Party Agreements" shall mean any agreement between the Company and a
                ----------------------
third party relating to the business of the Company, including, without limitation, the operation or maintenance of the Company's online gaming system.
(b)     Construction of Certain Terms and Phrases.  Unless the context of this Agreement
        -----------------------------------------
otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii)
the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire
Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company.
Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.  All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                         Article XII
                                        MISCELLANEOUS

        12.01   Notices.  All notices, requests and other communications hereunder must be in writing
                -------
and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

               If to SCI or Purchaser, to:

               Station Casinos, Inc.
               2411 W. Sahara Avenue
               Las Vegas, Nevada  89102
               Facsimile No.:  (702) 253-2926
               Attn:  Scott M Nielson, Esq.

               with a copy to:

               Milbank, Tweed, Hadley & McCloy LLP
               601 South Figueroa Street, 30th Floor
               Los Angeles, California  90017-5735
               Facsimile No.:  (213) 629-5063
               Attn:  Kenneth J. Baronsky, Esq.

               If to Seller or the Company, to:

               Sun International Hotels Limited
               Atlantis Paradise Island
               Coral Towers Executive Office
               P.O. Box N-4777
               Nassau, Bahamas
               Facsimile No.:  011-242-363-4581
               Attn:  Charles Adamo, Executive Vice President - Corporate Development &
               General Counsel

               with a copy to:

               Sun International Network Services Ltd.
               10-11 Stephen Mews
               London W1T 1AG United Kingdom
               Facsimile No.:  011-44-207-307-9330
               Attn:  Tobin Prior

        All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

        12.02   Entire Agreement.  This Agreement supersedes all prior discussions and agreements
                ----------------
between the parties with respect to the subject matter hereof, including without limitation that certain non-binding letter of intent among the parties dated January 24, 2002, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

        12.03   Expenses.  Except as otherwise expressly provided in this Agreement (including
                --------
without limitation as provided in Section 10.02), whether or not the transactions
                                  -------------
contemplated hereby are consummated, SCI and Purchaser shall pay its own costs and expenses and Seller shall pay its own costs and expenses.

        12.04   Public Announcements.  At all times at or before the Closing, Seller, SCI and
                --------------------
Purchaser will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld.  If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by
Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.  Seller, SCI and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

        12.05   Confidentiality.  Each party hereto will hold, and will use its best efforts to cause
                ---------------
its Affiliates, and their respective Representatives to hold, in strict confidence from any
Person, unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

        12.06   Dispute Resolution.  The parties hereto desire and intend to resolve any and all
                ------------------
future disputes between them relating to their business arrangements pursuant to this
Agreement which cannot be resolved through informal negotiations by means of alternative dispute resolution procedures, including binding arbitration, and not by litigation in state or federal court or before administrative agencies or governmental entities of any kind, except as expressly provided for in this Agreement.  Accordingly, except for any claims for equitable relief or other remedies expressly provided for in this Agreement, the parties hereto agree to submit any and all disputes pertaining to, relating to or arising out of this Agreement which cannot be resolved through informal negotiations to the dispute resolution procedure (which includes binding arbitration) set forth on Exhibit H attached
                                                                       ---------
hereto and incorporated herein.  Such procedure shall be the sole and exclusive procedure and forum for the resolution of any and all such disputes.

        12.07   Waiver.  Any term or condition of this Agreement may be waived at any time by the
                ------
party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

        12.08   Amendment.  This Agreement may be amended, supplemented or modified only by a written
                ---------
instrument duly executed by or on behalf of each party hereto.

        12.09   No Third Party Beneficiary.  The terms and provisions of this Agreement are intended
                --------------------------
solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.
                                                                        ----------

        12.10   No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or
                -----------------------------
obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for (a) an assignment by Purchaser of all of its rights, interests and obligations hereunder to another wholly-owned subsidiary of SCI, provided that (i) such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions of this Agreement, and (ii) Purchaser remains liable for all of its obligations under this Agreement, (b) assignments and transfers as part of an assignment or transfer of all or substantially all of the assets of the assignor, and (c) assignments of rights to indemnity hereunder to any third party lender
in connection with a bona fide financing.   This Agreement is binding upon, inures to the
benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

        12.11   Headings.  The headings used in this Agreement have been inserted for convenience of
                --------
reference only and do not define or limit the provisions hereof.

        12.12   Consent to Jurisdiction.  Each party hereby irrevocably submits to the exclusive
                -----------------------
jurisdiction of (a) the United States District Court for the Southern District of New York
and (b) the Supreme Court of the State of New York, New York County, in any such action, suit or proceeding arising out of or relating to this Agreement or any of the Definitive
Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that
                                                                     --------  -------
such consent to jurisdiction is solely for the purpose referred to in this Section 12.12 and
                                                                           -------------
shall not be deemed to be a general submission to the jurisdiction of said courts or in the
State of New York other than for such purpose.  Each of the parties hereto agrees, to the extent permitted under applicable rules of procedure, to commence any action, suit or other proceeding relating hereto in the United States District Court of the Southern District of
New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any court of the Supreme Court of New York, New York County.
Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

        12.13   Invalid Provisions.  If any provision of this Agreement is held to be illegal,
                ------------------
invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

        12.14   Governing Law.  This Agreement shall be governed by and construed in accordance with
                -------------
the Laws of the State of New York applicable to a Contract executed and performed in such
State, without giving effect to the conflicts of laws principles thereof.

        12.15   Counterparts.  This Agreement may be executed in any number of counterparts, each of
                ------------
which will be deemed an original, but all of which together will constitute one and the same instrument.  Facsimile copies hereof and facsimile signatures thereon shall have the same force and effect as originals.

                                        Article XIII
                                          GUARANTEES

        13.01   Guarantee of the Company's Obligations.  Seller hereby, to the fullest extent
                --------------------------------------
permitted by applicable law, irrevocably and unconditionally guarantees to SCI and Purchaser and their successors and assigns the prompt performance and payment in full when due of all obligations of the Company to SCI and Purchaser under this Agreement and hereby agrees to take all reasonably necessary action as the sole shareholder of the Company to cause the
Company to perform its obligations hereunder.

        13.02   Guarantee of Purchaser's Obligations.  SCI hereby, to the fullest extent permitted by
                ------------------------------------
applicable law, irrevocably and unconditionally guarantees to the Company and Seller and their successors and assigns the prompt performance and payment in full when due of all obligations of Purchaser to the Company and Seller under this Agreement and hereby agrees to take all reasonably necessary action as the sole shareholder of Purchaser to cause Purchaser to perform its obligations under this Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            STATION CASINOS, INC.

                                            By:
                                               ----------------------------------------
                                                Scott M Nielson, Secretary

                                            STATION ONLINE, INC.

                                            By:
                                               ----------------------------------------
                                                Scott M Nielson, Secretary

                                            SUN INTERNATIONAL HOTELS LIMITED

                                            By:
                                               ----------------------------------------
                                                Name:  H. B. Kerzner
                                                Title:  President

                                            SUNONLINE LIMITED

                                            By:
                                               ----------------------------------------
                                                Name:  H. B. Kerzner
                                                Title:  Director & Vice President

                                          EXHIBIT A
                                          ---------

                               SUN INTERNATIONAL HOTELS LIMITED

                                    Officer's Certificate
                                    ---------------------

        The undersigned, Howard B. Kerzner, President of Sun International Hotels Limited, an
international business company organized under the laws of the Commonwealth of the Bahamas
("Seller"), on behalf of Seller,  pursuant to Section 6.04 of the Stock Purchase Agreement
--------                                      ------------
dated as of February __, 2002 (the "Stock Purchase Agreement"; capitalized terms not defined
                                    ------------------------
herein shall have the meanings ascribed to them in the Stock Purchase Agreement) by and among SunOnline Limited, an international business company organized under the laws of the
Commonwealth of the Bahamas, Station Online, Inc., a Nevada corporation, Station Casinos,
Inc., a Nevada corporation, and Seller, HEREBY CERTIFIES that:

               (1)....The representations and warranties made by Seller in the Stock Purchase
Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

               (2)....Seller has performed and complied with, in all respects, the agreements, covenants and obligations required by the Stock Purchase Agreement to be so performed or complied with by Seller as of the date hereof.

               IN WITNESS WHEREOF, the undersigned, in his capacity as President of Seller, has caused this Certificate to be executed on and as of the ___ day of _____________, 2002.

                                            ___________________________
                                            Howard B. Kerzner

                                          EXHIBIT B
                               SUN INTERNATIONAL HOTELS LIMITED

                                   Secretary's Certificate

               I, Charles D. Adamo, Assistant Secretary of Sun International Hotels Limited,
an international business company organized under the laws of the Commonwealth of the
Bahamas ("Seller"), pursuant to Section 6.04 of the Stock Purchase Agreement dated as of
          ------                ------------
February __, 2002 (the "Stock Purchase Agreement"; capitalized terms not defined herein
                        ------------------------
shall have the meanings ascribed to them in the Stock Purchase Agreement), by and among
SunOnline, Inc., an international business company organized under the laws of the
Commonwealth of the Bahamas, Station Online, Inc., a Nevada corporation, Station Casinos,
Inc., a Nevada corporation, and Seller, DO HEREBY CERTIFY on behalf of Seller as follows:

               (1)  Attached hereto as Exhibit A is a true, complete and correct copy of the
Articles of Association of Seller as in full force and effect on the date hereof and at all times since August 16, 2000.

               (2)  Attached hereto as Exhibit B is a true, complete and correct copy of the resolutions adopted by the Board of Directors of Seller with respect to the Stock Purchase
Agreement and the transactions contemplated thereby, which resolutions were duly and validly adopted by written consent of the Board of Directors of Seller on ________________.  All
such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of Seller or any committee thereof relating to the Stock Purchase Agreement and the transactions contemplated thereby.

               (3)  Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Seller who holds, and at all times since February __, 2002 has held, the offices set opposite such individual's name, and the signature written below the name and title of such officer is such officer's genuine signature:

Howard B. Kerzner, President

__________________________________

Charles D. Adamo, Executive Vice President,
General Counsel and Assistant Secretary

__________________________________

        IN WITNESS WHEREOF, the undersigned, in his capacity as Secretary of Seller, has caused this Certificate to be executed on and as of the ____ day of ___________, 2002.

                                            SUN INTERNATIONAL HOTELS LIMITED,
                                            an international business company organized under
                                            the laws of the Commonwealth of the Bahamas

                                            ____________________________________
                                            Charles D. Adamo
                                            Assistant Secretary

               I, Howard B. Kerzner, President of Seller, DO HEREBY CERTIFY on behalf of
Seller that Charles D. Adamo is the duly elected or appointed, qualified and acting
Assistant Secretary of Seller and the signature set forth above is the genuine signature of such officer.

                                            ____________________________________
                                            Howard B. Kerzner
                                            President

__________ __, 2002

                                         EXHIBIT C-1
                                         -----------

                             OPINION OF SELLER'S SPECIAL COUNSEL
                             -----------------------------------

                                      February __, 2002

[Purchaser]
[Address]

                                      Sun Online Limited
                                      ------------------

Gentlemen:

                  This opinion is furnished to you pursuant to Section 6.08 of the Stock
Purchase Agreement, dated as of February __, 2002 (the "Purchase Agreement"), by and among
                                                        ------------------
Station Casinos, Inc., a Nevada corporation ("SCI"), Station Online, Inc., a Nevada
                                              ---
corporation, ("SOI", and together with SCI, the "Purchasers"), Sun Online Limited, a
               ---                               ----------
Bahamian corporation ("Sun Online") and Sun International Hotels Limited, a Bahamian
                       ----------
corporation (the "Seller").  Unless otherwise defined in this opinion letter, capitalized
                  ------
terms defined in the Purchase Agreement are used herein as therein defined.

           We have acted as special New York counsel for the Seller in connection with the preparation, execution and delivery of the Transaction Documents (as defined below) by the
Seller.

               In that connection, we have examined:

              (a) an executed copy of the Purchase Agreement; and

              (b) an executed copy of the Stockholders' Rights Agreement by and among Sun Online, SOI and the Seller (the "Stockholders Agreement").
                                           ----------------------

The documents referred to in items (a) through (b) above are collectively referred to herein as the "Transaction Documents".
        ---------------------

           We call your attention to the fact that we are not general counsel to the Seller, and that we have not acted as counsel to the Seller on this transaction other than to the extent minimally necessary for the delivery of the opinions expressed herein.

           For the purposes of this opinion we have assumed, without any independent investigation or verification, (i)  that the Seller and Sun Online is duly organized, validly existing and in good standing under the laws of The Commonwealth of the Bahamas;
(ii) the due execution, delivery, and performance, pursuant to due authorization and with adequate corporate power and capacity, of the Transaction Documents by the Seller and each of the other parties thereto; and (iii) that the execution, delivery and performance of the
Transaction Documents by the Seller and each of the other parties thereto are in accordance with (and do not conflict with) their organizational documents or the laws of the
Commonwealth of the Bahamas.

           In rendering this opinion, we have investigated such questions of law and have examined the originals, or copies certified to our satisfaction, of such records of the
Seller and agreements, instruments, governmental certificates and other documents as we have deemed necessary as a basis for the opinions expressed below.  With respect to factual matters relevant to our opinion, we have, with your permission, assumed the truth and accuracy of, and have relied upon, the representations, warranties, and covenants of the
Seller contained in the Transaction Documents (including exhibits and schedules thereto), and upon certificates, opinions or other instruments of the Seller or its officers or representatives, in each case without any independent investigation or verification.

           Based upon the foregoing, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

                1. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms.

                2. No order, consent, license, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any subdivision thereof, in the State of New York is required to be made or obtained by the Seller in connection with the execution, delivery and performance of the Transaction Documents by the Seller.
                      The execution, delivery and performance of the Transaction Documents by the Seller do not contravene any New York State law, rule or regulation applicable to the Seller.

                3. Assuming the proceeds of the sale of the stock by Sun Online are reinvested or otherwise applied within 300 days after the Closing Date as provided in
                      Section __ of the [Indenture], the execution, delivery and performance by the Seller of the Transaction Documents do not contravene any contractual restriction contained in the Indenture or in the Fourth
                      Amended and Restated Revolving Credit Agreement dated as of November 9,
                      2001, by and among SIHL, Sun International North America, Inc., Sun
                      International Bahamas Limited, certain financial institutions as are or may become parties thereto, Canadian Imperial Bank of Commerce,
                      Deutsche Banc Alex.Brown Inc., Bear Stearns Corporate Lending Inc.,
                      Bank of America, N.A. and Wells Fargo Bank, N.A.

           The opinions set forth above are subject to the following qualifications:

                (a) Our opinion in paragraph 1 above is subject to and limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors' right generally and to equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and unconscionability), regardless of whether considered in a proceeding in equity or at law.

                (b) We express no opinion as to the effect of the laws of any jurisdiction other than the
                      State of New York wherein the Seller, Sun Online or any Purchaser may be incorporated or located.

                (c) We express no opinion on any provision of any of the Transaction Documents relating to indemnification or waivers or on any provisions relating to exculpation or payment or reimbursement of costs, fees or expense to the extent that such provisions may be held to be unenforceable, to be in an unreasonable amount, to constitute a penalty, or to be in violation of public policy.

           We express no opinion as to matters governed by any laws other than the laws of the State of New York.

           This opinion is being furnished solely for your benefit and may not be relied on by or furnished to any other person without the express prior written consent of this firm.
The opinions expressed herein are based on the facts, circumstances, and applicable law in existence as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any change in facts, circumstances, or applicable law which may hereafter come to our attention with respect to any of the opinions expressed herein.

                                            Very truly yours,

                                         EXHIBIT C-2
                                         -----------

                             OPINION OF SELLER'S IN-HOUSE COUNSEL
                             ------------------------------------

                                      February __, 2002

[Purchaser]
[Address]

        RE:    Stock Purchase Agreement by and among Station Casinos, Inc.,
               Station Online Inc., Sun Online Limited and Sun International
               Hotels Limited
               ---------------

Dear Ladies and Gentlemen,

        This opinion is furnished to you pursuant to Section 6.08 of the Stock Purchase
Agreement, dated as of February __, 2002 (the "Purchase Agreement"), by and among Station
                                               ------------------
Casinos, Inc., a Nevada corporation ("SCI"), Station Online, Inc., a Nevada corporation,
                                      ---
("SOI"), Sun Online Limited, a Bahamian corporation ("Sun Online") and Sun International
-----                                                 ----------
Hotels Limited, a Bahamian corporation ("SIHL").  In connection with the Purchase Agreement,
                                         ----
I have acted as in-house Bahamian Counsel for Sun Online and SIHL (collectively referred to as the "Bahamian Companies").  Unless otherwise defined in this opinion letter, capitalized
        ------------------
terms defined in the Purchase Agreement are used herein as therein defined.

        For the purposes of this opinion I have examined copies of the executed Purchase
Agreement and the following documents, each of which, unless otherwise noted, is dated as of the date hereof:

              (a) an executed copy of the Stockholders' Rights Agreement by and among Sun Online, SOI and SIHL (the "Stockholders Agreement"); and
                                 ----------------------

              (b) [an executed copy of the Trademark License Agreement by and between SCI and Sun Online (the "License Agreement").]
                                       -----------------

For the purposes of this opinion, items (a) and (b) above, together with the Purchase
Agreement, shall be referred to as the "Transaction Documents".
                                        ---------------------

For the purposes of this opinion, I have assumed:

        (a)    the genuineness of all signatures, and that none of such signatures are affected by fraud, duress, misrepresentation or other irregularity, the authenticity of all documents submitted to me as originals and the conformity to original documents of all such documents submitted to me as copies;

        (b)    that the Transaction Documents expressed to be governed by New York law constitute legal, valid and binding obligations of each party thereto and are enforceable in accordance with their respective terms under the laws of the
               State of New York by which they are expressed to be governed;

        (c)    the capacity, power and authority of each of the parties to the Transaction
               Documents other than the Bahamian Companies to execute and deliver, and perform, their respective obligations under same;

        (d)    the due execution and delivery of the Transaction Documents by or on behalf of each of the parties thereto other than the Bahamian Companies; and

        (e)    that any required consents, licenses, permits, approvals, exemptions or authorizations of or by any governmental authority or regulatory body of any jurisdiction other than the Commonwealth of The Bahamas in connection with the transactions contemplated by the Transaction Documents have been obtained.

Whenever my opinion herein with respect to the existence or absence of facts is stated to be to my knowledge, such statement is intended to signify that, during the course of my representation of the Bahamian Companies in connection with the matters referred to above, no information has come to my attention that would give me actual knowledge of facts indicated; provided, however, that I have undertaken no independent investigation or inquiry
           --------  -------
whatsoever to determine the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from my representation of the Bahamian Companies in connection with the matters referred to above.

I am qualified to render opinions only as to the laws of the Commonwealth of The Bahamas applicable therein as they presently exist.  I express no opinion as to the laws of any other jurisdiction.

Based upon and relying upon the foregoing (and subject to the assumptions and qualifications contained herein), I am of the following opinions with regard to each of the Bahamian
Companies, referred to in the following paragraphs as the "Company":
                                                           -------

        1.     The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of The Bahamas and has full corporate power and authority to (i) enter into and perform its obligations under the Transaction
               Documents to which it is a party, (ii) own and hold its property (if any) in the Commonwealth of The Bahamas and (iii) conduct its business substantially as currently conducted by it.

        2.     The execution, delivery and performance by the Company of each of the
               Transaction Documents to which it is a party has been duly authorized by all necessary corporate action on the part of the Company, and do not (i)
               contravene the Company's Memorandum or Articles of Association, (ii) require any shareholder approval (except such shareholder approvals as have been already obtained and are in full force and effect), or (iii) contravene any
               Bahamian law, rule or regulation applicable to the Company.

        3.     Each of the Transaction Documents to which the Company is a party has been duly authorized, executed and delivered by the Company.

        4.     Under the laws of the Commonwealth of The Bahamas, none of the execution, delivery and performance by the Company of the Transaction Documents to which it is a party requires or will require any approvals, authorizations, consents, filings or registrations by or with, or notices to, any applicable governmental or administrative authority or court.

These opinions are subject to the following qualifications:

        1.     Any judgement obtained against the Bahamian Companies or any of them for liquidated amounts in civil matters, after due trial by a court of competent jurisdiction, and which is final and conclusive as to the issues in contention, are actionable in the Bahamian courts and are impeachable only on the grounds of (a) fraud, (b) public policy and (c) natural justice.

        2.     Such enforceability may be limited (a) by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application now or hereafter in effect, including without limitation, laws limiting or affecting the enforcement of creditors' rights generally; (b) by the application of general principles of equity (regardless of whether enforcement is considered in proceedings a law or in equity); and (c) by claims becoming barred under the Limitation Act or as claims may be or become subject to defenses of set-off or counterclaim.

        3.     A Bahamian Court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any successful litigation brought against that party and such a Court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the Court.

The opinions expressed herein are furnished by me as Bahamian counsel to the Bahamian
Companies and are solely for your benefit in connection with the present transaction, and may not be relied upon in any manner for any other purpose, or by an other persons, without my prior written consent.

                                                Very truly yours,

                                                Giselle Pyfrom

                                          EXHIBIT D
                                          ---------

                                 TRADEMARK LICENSE AGREEMENT
                                 ---------------------------

               This TRADEMARK LICENSE AGREEMENT dated as of ________________, 2002 (this
"Agreement"), is made and entered into by and between Sun International Hotels Limited, an
----------
international business company organized under the laws of the Commonwealth of the Bahamas
("Licensor"), and SunOnline Limited, an international business company organized under the
----------
laws of the Commonwealth of the Bahamas ("Licensee").
                                          --------

                                     W I T N E S S E T H:
                                     - - - - - - - - - --

               WHEREAS, Licensor and Licensee, among others, have entered into a Stock
Purchase Agreement dated February __, 2002 (the "Stock Purchase Agreement"); and
                                                 ------------------------

               WHEREAS, as a condition precedent to the consummation of the transaction contemplated by the Stock Purchase Agreement, Licensor and Licensee are required to enter into this Agreement.

               NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1      GRANT OF LICENSE.
---------      ----------------

               1.01   License.  Subject to the provisions of Article 2, Licensor hereby
                      -------                                ---------
grants to Licensee a royalty-free, paid up, non-transferable, non-exclusive license to use the trademarks set forth in Exhibit 1 (the "Sun Marks") and the goodwill associated
                            ---------       ---------
therewith and symbolized thereby solely in connection with the internet gaming operations of
Licensee and its subsidiaries; provided, however, that Licensor shall have the right, upon
                               --------  -------
ten (10) days' written notice to Licensee, to amend such Exhibit to exclude all trademarks containing the "Sun" name or any derivation thereof.

               1.02   Ownership. All right, title and interest in and to the Sun Marks,
                      ---------
including all goodwill associated therewith and symbolized thereby, shall remain vested in
Licensor.  Licensee covenants that it will not in any way challenge (a) Licensor's ownership of the Station Marks or (b) the validity of the Sun Marks.  All goodwill generated by the use of the Sun Marks shall inure to the benefit of Licensor.

ARTICLE 2      FORM OF USE.
---------      -----------

               2.01  Notices, Legends and other Marks.  Licensee shall use the Sun Marks in
                     --------------------------------
connection with the federal registration symbol,(R), or the "TM" symbol, as applicable, and such other symbols, notices and legends as may be reasonably required by Licensor.

               2.02  Quality Standards.  The Sun Marks shall at all times be used in a form
                     -----------------
and manner that is consistent with the registered or applied-for form of the Sun Marks or past practices of Licensor, and otherwise in a form and manner prescribed by Licensor.

               2.03  Quality Control.  Upon Licensor's request, Licensee shall ensure that
                     ----------------
representative samples of its use of each of the Sun Marks are submitted to Licensor, in order to enable Licensor to ensure the quality standards set forth above.

               2.04  Infringement Proceedings.  Licensee shall promptly notify Licensor in writing of any actual or suspected unauthorized use of any of the Sun Marks by others, as such use comes to Licensee's attention.  Licensor shall have the sole and absolute right and discretion to (a) communicate in writing or orally with the alleged infringer; (b) enforce or defend its rights in, to and under any such Sun Mark; (c) bring infringement, unfair competition or other proceedings involving any such Sun Mark; and (d) retain counsel for any of the foregoing purposes.

ARTICLE 3      TERM AND TERMINATION.
---------      --------------------

               3.01   Term.  The term of this Agreement shall commence on the date of this
                      ----
Agreement and shall continue until terminated in accordance with the procedures set forth in this Agreement.

               3.02   Termination for Cause.  If Licensee fails to perform any of its
                      ---------------------
material obligations under this Agreement and does not cure such failure within thirty (30)
business days after written notice is given to Licensee specifying the nature of the default, Licensor may terminate this Agreement.

               3.03...Automatic Termination.  This Agreement shall automatically terminate
                      ---------------------
upon the earlier of (a) the dissolution of Licensee, and (b) the date on which Licensor or any affiliate of Licensor ceases to be a stockholder of Licensee.

               3.04...Effect of Termination.  In the event of a termination of this Agreement
                      ---------------------
pursuant to this Article 3, Licensee shall (a) cease use of the Sun Marks; and (b) deliver
                 ---------
to Licensor all copies of the remaining stock of printed or other material bearing the Sun
Marks, any other designation which is the same or confusingly similar to the Sun Marks and all other materials, goods and documentation relating or referring to the Sun Marks in
Licensee's possession.

ARTICLE 4      DISCLAIMER.
---------      ----------

               LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING
 OR RELATING TO THE SUN MARK(S) AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR
 IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC
 PURPOSE.

ARTICLE 5      DAMAGES AND INDEMNITY.
---------      ---------------------

               5.01  Damages.  Licensor shall not be liable under this Agreement for any
                     -------
indirect, incidental, special or consequential damages or amounts for loss of income, profits or savings arising out of or relating to its performance or failure to perform under this Agreement.

               5.02  Indemnity.  Licensee shall indemnify and hold harmless Licensor from,
                     ---------
and defend Licensor against, any actual damages, liabilities, losses, or expenses (including reasonable legal fees and costs and expenses), but not any consequential or special damages, arising out of any breach of this Agreement by Licensee or any claim or judgment relating to
Licensee's use of the Sun Marks.

ARTICLE 6      MISCELLANEOUS PROVISIONS.
---------      ------------------------

               6.01  Notices.  All notices and other communications, demands or requests
                     -------
required or permitted hereunder shall be in writing, and shall be mailed by first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or materially recognized courier to the address or facsimile number set forth below such party's name on the signature page hereto, but either party may designate a different address by a notice similarly given to the other party.  All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

               6.02  Binding Agreement; Assignment.  Except as herein otherwise specifically
                     -----------------------------
provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and permitted assigns.  Licensee shall not be permitted to assign, pledge or transfer any of its rights or obligations under this
Agreement without the consent of Licensor, which consent may be withheld in Licensor's sole discretion.  Any assignment in contravention of this Agreement shall be void.

               6.03  Counterparts.  This Agreement may be executed in any number of
                     ------------
counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

               6.04  Severability.  If any provision of this Agreement is held by a court of
                     ------------
competent jurisdiction to be contrary to law, then the remaining provisions of this
Agreement, if capable of substantial performance, shall remain in full force and effect.

               6.05  Waivers.  No delay or omission by either party to exercise any right or
                     -------
power it has under this Agreement shall impair or be construed as a waiver of such right or power.  A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant.  All waivers must be signed by the party waiving its rights.

               6.06  Amendments.  This Agreement may be amended, supplemented or modified
                     ----------
only by a written instrument duly executed by or on behalf of each party hereto.

               6.07  Third Party Beneficiaries.  Each party intends that this Agreement shall
                     -------------------------
not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the parties.

               6.08  Governing Law.  This Agreement shall be governed by and construed in
                     -------------
accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

               6.09  Consent to Jurisdiction.  Each party hereby irrevocably submits to the
                     -----------------------
exclusive jurisdiction of (a) the United States District Court for the Southern District of
New York, and (b) the Supreme Court of the State of New York, New York County, in any such action, suit or proceeding arising out of or relating to this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that
                                                                     --------  -------
such consent to jurisdiction is solely for the purpose referred to in this Section 6.09 and
                                                                           ------------
shall not be deemed to be a general submission to the jurisdiction of said courts or in the
State of New York other than for such purpose.  Each party hereto agrees, to the extent permitted under applicable rules of procedure, to commence any action, suit or other proceeding relating hereto in the United States District Court of the Southern District of
New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any court of the Supreme Court of New York, New York County.
Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such court has been brought in a convenient forum.

               6.10  Covenant of Further Assurances.  The parties covenant and agree that,
                     ------------------------------
subsequent to the execution and delivery of this Agreement and, without any additional consideration, each party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this
Agreement.

               6.11  Entire Agreement.  This Agreement supersedes all prior discussions and
                     ----------------
agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

               6.12  Headings.  The headings used in this Agreement have been inserted for
                     --------
convenience of reference only and do not define or limit the provisions hereof.

               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            SUN INTERNATIONAL HOTELS LIMITED

                                            By:  ________________________
                                                    Name:
                                                    Title:

                                            SUNONLINE LIMITED

                                            By:  ________________________
                                                    Name:
                                                    Title:

                                          EXHIBIT 1
                                          ---------

                                          SUN MARKS
                                          ---------

                                          EXHIBIT E
                                          ---------

                                   STATION ONLINE, INC. AND
                                    STATION CASINOS, INC.

                                    Officer's Certificate
                                    ---------------------

               The undersigned, Lorenzo J. Fertitta, President of Station Online, Inc., a
Nevada corporation ("Purchaser") and Station Casinos, Inc., a Nevada corporation ("SCI"),
                     ---------                                                     ---
respectively, on behalf of Purchaser and SCI,  pursuant to Section 7.03 of the Stock
                                                           ------------
Purchase Agreement dated as of February __, 2002 (the "Stock Purchase Agreement";
                                                       ------------------------
capitalized terms not defined herein shall have the meanings ascribed to them in the Stock
Purchase Agreement) by and among Sun International Hotels Limited, an international business company organized under the laws of the Commonwealth of the Bahamas, SunOnline Limited, an
international business company organized under the laws of the Commonwealth of the Bahamas,
SCI and Purchaser, HEREBY CERTIFIES that:

               (1)    The representations and warranties made by Purchaser and SCI in the
Stock Purchase Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

               (2)    Purchaser and SCI have performed and complied with, in all respects, the agreements, covenants and obligations required by the Stock Purchase Agreement to be so performed or complied with by Purchaser and SCI as of the date hereof.

               IN WITNESS WHEREOF, the undersigned, in his respective capacities as President of Purchaser and SCI, has caused this Certificate to be executed on and as of the ___ day of
_____________, 2002.

                                        _______________________
                                        Lorenzo J. Fertitta

                                         EXHIBIT F-1
                                         -----------

                                    STATION CASINOS, INC.

                                   Secretary's Certificate
                                   -----------------------

               I, Scott M Nielson, Secretary of Station Casinos, Inc., a Nevada corporation
("SCI"), pursuant to Section 7.03 of the Stock Purchase Agreement dated as of February __,
-----                ------------
2002 (the "Stock Purchase Agreement"; capitalized terms not defined herein shall have the
           ------------------------
meanings ascribed to them in the Stock Purchase Agreement), by and among Sun International
Hotels Limited, an international business company organized under the laws of the
Commonwealth of the Bahamas, SunOnline Limited, an international business company organized under the laws of the Commonwealth of the Bahamas, Station Online, Inc., a Nevada
corporation, and SCI, DO HEREBY CERTIFY on behalf of SCI as follows:

               (1)  Attached hereto as Exhibit A is a true, complete and correct copy of the
Restated By-Laws, as amended, of SCI as in full force and effect on the date hereof and at all times since June 6, 1994.

               (2)  Attached hereto as Exhibit B is a true, complete and correct copy of resolutions adopted by the Board of Directors of the SCI with respect to the Stock Purchase
Agreement and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of the SCI on ________________, at which a quorum was present and acting throughout.  All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of SCI or any committee thereof relating to the Stock Purchase
Agreement and the transactions contemplated thereby.

               (3)  Each of the following named individuals is a duly elected or appointed, qualified and acting officer of SCI who holds, and at all times since February __, 2002 has held, the offices set opposite such individual's name, and the signature written below the name and title of such officer is such officer's genuine signature:

Lorenzo J. Fertitta, President:

_______________________________________

Scott M Nielson, Executive Vice President and Secretary:

_______________________________________

        IN WITNESS WHEREOF, the undersigned, in his capacity as Secretary of SCI, has caused this Certificate to be executed on and as of the ____ day of _____________, 2002.

                                            STATION CASINOS, INC.,
                                            a Nevada corporation

                                            ____________________________________
                                            Scott M Nielson
                                            Secretary

        I, Lorenzo J. Fertitta, President of SCI, DO HEREBY CERTIFY on behalf of SCI that
Scott M Nielson is the duly elected or appointed, qualified and acting Secretary of SCI and the signature set forth above is the genuine signature of such officer.

                                            ____________________________________
                                            Lorenzo J. Fertitta
                                            President

_____________ ___, 2002

                                         EXHIBIT F-2
                                         -----------

                                     STATION ONLINE, INC.

                                   Secretary's Certificate
                                   -----------------------

               I, Scott M Nielson, Secretary of Station Online, Inc., a Nevada corporation
("Purchaser"), pursuant to Section 7.03 of the Stock Purchase Agreement dated as of February
-----------                ------------
__, 2002 (the "Stock Purchase Agreement"; capitalized terms not defined herein shall have
               ------------------------
the meanings ascribed to them in the Stock Purchase Agreement), by and among Sun
International Hotels Limited, an international business company organized under the laws of the Commonwealth of the Bahamas, SunOnline Limited, an international business company organized under the laws of the Commonwealth of the Bahamas, Station Casinos, Inc., a Nevada
corporation, and Purchaser, DO HEREBY CERTIFY on behalf of Purchaser as follows:

               (1)  Attached hereto as Exhibit A is a true, complete and correct copy of the
By-laws of Purchaser as in full force and effect on the date hereof and at all times since
----------.

               (2)  Attached hereto as Exhibit B is a true, complete and correct copy of the resolutions adopted by the Board of Directors of Purchaser with respect to the Stock
Purchase Agreement and the transactions contemplated thereby, which resolutions were duly and validly adopted by written consent of the Board of Directors of Purchaser on
________________.  All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of
Directors of Purchaser or any committee thereof relating to the Stock Purchase Agreement and the transactions contemplated thereby.

               (3)  Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Purchaser who holds, and at all times since February __,
2002 has held, the offices set opposite such individual's name, and the signature written below the name and title of such officer is such officer's genuine signature:

Lorenzo J. Fertitta, President:

___________________________________

Scott M Nielson, Senior Vice President and Secretary:

___________________________________

        IN WITNESS WHEREOF, the undersigned, in his capacity as Secretary of Purchaser, has caused this Certificate to be executed on and as of the ____ day of ___________, 2002.

                                            STATION ONLINE, INC.,
                                            a Nevada corporation

                                            ____________________________________
                                            Scott M Nielson
                                            Secretary

               I, Lorenzo J. Fertitta, President of Purchaser, DO HEREBY CERTIFY on behalf of
Purchaser that Scott M Nielson is the duly elected or appointed, qualified and acting
Secretary of Purchaser and the signature set forth above is the genuine signature of such officer.

                                            ____________________________________
                                            Lorenzo J. Fertitta
                                            President

___________, 2002

                                          EXHIBIT G
                                          ---------

                                 TRADEMARK LICENSE AGREEMENT
                                 ---------------------------

               This TRADEMARK LICENSE AGREEMENT dated as of ________________, 2002 (this
"Agreement"), is made and entered into by and between Station Casinos, Inc., a Nevada
----------
corporation ("Licensor"), and SunOnline Limited, an international business company organized
              --------
under the laws of the Commonwealth of the Bahamas ("Licensee").
                                                    --------

                                     W I T N E S S E T H:
                                     - - - - - - - - - --

               WHEREAS, Licensor and Licensee, among others, have entered into a Stock
Purchase Agreement dated February __, 2002 (the "Stock Purchase Agreement"); and
                                                 ------------------------

               WHEREAS, as a condition precedent to the consummation of the transaction contemplated by the Stock Purchase Agreement, Licensor and Licensee are required to enter into this Agreement.

               NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1      GRANT OF LICENSE.
---------      ----------------

               1.01   License.  Subject to the provisions of Article 2, Licensor hereby
                      -------                                ---------
grants to Licensee a royalty-free, paid up, non-transferable, non-exclusive license to use the trademarks set forth in Exhibit 1 (the "Station Marks") and the goodwill associated
                            ---------       -------------
therewith and symbolized thereby solely in connection with the internet gaming operations of
Licensee and its subsidiaries.

               1.02   Ownership. All right, title and interest in and to the Station Marks,
                      ---------
including all goodwill associated therewith and symbolized thereby, shall remain vested in
Licensor.  Licensee covenants that it will not in any way challenge (a) Licensor's ownership of the Station Marks or (b) the validity of the Station Marks.  All goodwill generated by the use of the Station Marks shall inure to the benefit of Licensor.

ARTICLE 2      FORM OF USE.
---------      -----------

               2.01  Notices, Legends and other Marks.  Licensee shall use the Station Marks
                     --------------------------------
in connection with the federal registration symbol,(R), or the "TM" symbol, as applicable, and such other symbols, notices and legends as may be reasonably required by Licensor.
               2.02  Quality Standards.  The Station Marks shall at all times be used in a
                     -----------------
form and manner that is consistent with the registered or applied-for form of the Station
Marks or past practices of Licensor, and otherwise in a form and manner prescribed by
Licensor.

               2.03  Quality Control.  Upon Licensor's request, Licensee shall ensure that
                     ----------------
representative samples of its use of each of the Station Marks are submitted to Licensor, in order to enable Licensor to ensure the quality standards set forth above.

               2.04  Infringement Proceedings.  Licensee shall promptly notify Licensor in
                     ------------------------
writing of any actual or suspected unauthorized use of any of the Station Marks by others, as such use comes to Licensee's attention.  Licensor shall have the sole and absolute right and discretion to (a) communicate in writing or orally with the alleged infringer; (b)
enforce or defend its rights in, to and under any such Station Mark; (c) bring infringement, unfair competition or other proceedings involving any such Station Mark; and (d) retain counsel for any of the foregoing purposes.

ARTICLE 3      TERM AND TERMINATION.
---------      --------------------

               3.01   Term.  The term of this Agreement shall commence on the date of this
                      ----
Agreement and shall continue until terminated in accordance with the procedures set forth in this Agreement.

               3.02   Termination for Cause.  If Licensee fails to perform any of its
                      ---------------------
material obligations under this Agreement and does not cure such failure within thirty (30)
business days after written notice is given to Licensee specifying the nature of the default, Licensor may terminate this Agreement.

               3.03   Automatic Termination.  This Agreement shall automatically terminate
                      ---------------------
upon the earlier of (a) the dissolution of Licensee, and (b) the date on which Station
Online, Inc. or any other affiliate of Licensor ceases to be a stockholder of Licensee.

               3.04   Effect of Termination.  In the event of a termination of this Agreement
                      ---------------------
pursuant to this Article 3, Licensee shall (a) cease use of the Station Marks; and (b)
                 ---------
deliver to Licensor all copies of the remaining stock of printed or other material bearing the Station Marks, any other designation which is the same or confusingly similar to the
Station Marks and all other materials, goods and documentation relating or referring to the
Station Marks in Licensee's possession.

ARTICLE 4      DISCLAIMER.
---------      ----------

        LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING OR
RELATING TO THE STATION MARK(S) AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR
IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC
PURPOSE.

ARTICLE 5      DAMAGES AND INDEMNITY.
---------      ---------------------

               5.01  Damages.  Licensor shall not be liable under this Agreement for any
                     -------
indirect, incidental, special or consequential damages or amounts for loss of income, profits or savings arising out of or relating to its performance or failure to perform under this Agreement.

               5.02  Indemnity.  Licensee shall indemnify and hold harmless Licensor from,
                     ---------
and defend Licensor against, any actual damages, liabilities, losses, or expenses (including reasonable legal fees and costs and expenses), but not any consequential or special damages, arising out of any breach of this Agreement by Licensee or any claim or judgment relating to
Licensee's use of the Station Marks.

ARTICLE 6      MISCELLANEOUS PROVISIONS.
---------      ------------------------

               6.01  Notices.  All notices and other communications, demands or requests
                     -------
required or permitted hereunder shall be in writing, and shall be mailed by first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or materially recognized courier to the address or facsimile number set forth below such party's name on the signature page hereto, but either party may designate a different address by a notice similarly given to the other party.  All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.
               6.02  Binding Agreement; Assignment.  Except as herein otherwise specifically
                     -----------------------------
provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and permitted assigns.  Licensee shall not be permitted to assign, pledge or transfer any of its rights or obligations under this
Agreement without the consent of Licensor, which consent may be withheld in Licensor's sole discretion.  Any assignment in contravention of this Agreement shall be void.

               6.03  Counterparts.  This Agreement may be executed in any number of
                     ------------
counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

               6.04  Severability.  If any provision of this Agreement is held by a court of
                     ------------
competent jurisdiction to be contrary to law, then the remaining provisions of this
Agreement, if capable of substantial performance, shall remain in full force and effect.

               6.05  Waivers.  No delay or omission by either party to exercise any right or
                     -------
power it has under this Agreement shall impair or be construed as a waiver of such right or power.  A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant.  All waivers must be signed by the party waiving its rights.

               6.06  Amendments.  This Agreement may be amended, supplemented or modified
                     ----------
only by a written instrument duly executed by or on behalf of each party hereto.

               6.07  Third Party Beneficiaries.  Each party intends that this Agreement shall
                     -------------------------
not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the parties.

               6.08  Governing Law.  This Agreement shall be governed by and construed in
                     -------------
accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

               6.09  Consent to Jurisdiction.  Each party hereby irrevocably submits to the
                     -----------------------
exclusive jurisdiction of (a) the United States District Court for the Southern District of
New York, and (b) the Supreme Court of the State of New York, New York County, in any such action, suit or proceeding arising out of or relating to this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that
                                                                     --------  -------
such consent to jurisdiction is solely for the purpose referred to in this Section 6.09 and
                                                                           ------------
shall not be deemed to be a general submission to the jurisdiction of said courts or in the
State of New York other than for such purpose.  Each party hereto agrees, to the extent permitted under applicable rules of procedure, to commence any action, suit or other proceeding relating hereto in the United States District Court of the Southern District of
New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any court of the Supreme Court of New York, New York County.
Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such court has been brought in a convenient forum.

               6.10  Covenant of Further Assurances.  The parties covenant and agree that,
                     ------------------------------
subsequent to the execution and delivery of this Agreement and, without any additional consideration, each party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this
Agreement.

               6.11  Entire Agreement.  This Agreement supersedes all prior discussions and
                     ----------------
agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

               6.12  Headings.  The headings used in this Agreement have been inserted for
                     --------
convenience of reference only and do not define or limit the provisions hereof.

               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            STATION CASINOS, INC.

                                            By:  ________________________
                                                    Name:
                                                    Title:

                                            SUNONLINE LIMITED

                                            By:  ________________________
                                                    Name:
                                                    Title:

                                          EXHIBIT 1
                                          ---------

                                        STATION MARKS
                                        -------------

                                          EXHIBIT H
                                          ---------

                                 DISPUTE RESOLUTION PROCEDURE
                                 ----------------------------

        Except for claims for provisional equitable relief or other remedies specifically provided for in this Agreement and the Stockholders Rights Agreement (collectively, the
"Agreements"), this provision for resolution of disputes shall apply to any dispute arising
-----------
out of or relating to the Agreements.

        A.     Non-Binding Mediation.

                (i)   The parties shall submit any dispute arising out of or relating to the Agreements to mediation under the American Arbitration Association ("AAA") Mediation
                                                                             ---
                      Procedure for Business Disputes (the "AAA Mediation Procedure") in
                                                            -----------------------
                      effect on the date hereof, except as that procedure is modified by written agreement of the parties.  The mediation process shall be initiated by the disputing party giving the other party written notice of its desire to mediate (the "Mediation Notice").  The mediation shall
                                                     ----------------
                      be conducted by a mediator selected by mutual agreement of the parties.  If the parties are unable to agree upon a mediator within fifteen (15) days of service of the Mediation Notice, either party may request that AAA appoint a mediator with experience in commercial and technology disputes.

                (ii)  If the matter has not been resolved by mediation within forty-five (45) days after receipt of the Mediation Notice, or if the parties fail to meet with the mediator within thirty (30) days of the Mediation Notice, then, unless the parties have agreed in writing to extend the time for mediation, the dispute shall be resolved in accordance with Paragraph B of this Exhibit.

                (iii) The parties shall equally share in the costs and expenses of mediation.

        B.     Binding Arbitration

               (i)    Any dispute not resolved pursuant to Paragraph A of this Exhibit shall be resolved by binding arbitration in accordance with the AAA Non-Administered
                      Arbitration Rules (the "AAA Arbitration Rules") in effect on the date
                                              ---------------------
                      of the Stock Purchase Agreement, except as those rules are modified herein or at a future date by written agreement of the parties.  Where no remedy for a particular breach is specified in an Agreement, the arbitrator, subject to any limitations set forth in the Agreement, shall have the power to fashion an appropriate remedy consistent with the spirit and intent of the Agreement.  When a party believes that an impasse has been reached in a mediation under Paragraph A of this
                      Exhibit, it may serve the other party with a demand to commence binding arbitration ("Arbitration Demand").  The arbitrator shall be selected
                                    ------------------
                      by mutual agreement of the parties.  If the parties are unable to agree upon an arbitrator within twenty (20) days after the date on which the
                      Arbitration Demand is served, either party may request that AAA appoint an arbitrator with experience in commercial and technology disputes.

               (ii)   The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C.ss.1 et.
                      Seq. and CPLR Article 75, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.
                      The parties agree to cooperate fully to assure the entry of the arbitrator's award by a court of competent jurisdiction.  The parties further agree that, once the arbitrator's award has been entered by a court of competent jurisdiction, the arbitrator's award will have res judicata and collateral estoppel effect, and that they will not seek or assert the right in any manner whatsoever to challenge the validity of the arbitration or relitigate issues adjudicated by the arbitrator.

               (iii)  The place of arbitration shall be in New York County, New York.

               (iv)   The arbitrator shall enforce the Agreements and shall not have the power to:  (a)
                      find any Agreement invalid or unenforceable, (b) terminate any
                      Agreement (including any irrevocable licenses and rights relating thereto granted thereunder), or (c) modify the terms of any Agreement.
                      If no remedy for a breach is specified in an Agreement, the arbitrator shall be empowered to fashion an appropriate remedy or issue a cease and desist order.  In determining damages for a failure to provide services as required by any Agreement, the arbitrator shall take into account the cost of providing replacement services either by the non-breaching party or by a third party service provider retained by the non-breaching party.

               (v)    The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Exhibit.

               (vi)   The arbitration shall proceed without discovery, other than a document exchange;
                      provided, however, that the arbitrator may permit discovery upon a demonstrated need by a party.

               (vii)  The arbitration hearing shall be completed within six (6) months of the date of the
                      Arbitration Demand.  The final arbitration award shall be in writing, setting forth the reasons therefore, and shall be made within thirty
                      (30) days of the close of the hearing.

               (viii) The arbitrator shall have the authority to allocate or assess the costs and expenses of the arbitration between the parties.

                                          EXHIBIT I
                                          ---------

                                    DESCRIPTION OF E-SLOTS
                                    ----------------------

                                          [to come]

                                          EXHIBIT J
                                          ---------

                                STOCKHOLDERS' RIGHTS AGREEMENT
                                ------------------------------

                                          [to come]